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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMC ENTERTAINMENT HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 29, 2020

DEAR STOCKHOLDERS:

              We cordially invite you to attend the Annual Meeting of Stockholders of AMC Entertainment Holdings, Inc., which will be held on July 29, 2020 at 1:00 p.m. (Central Time) at the AMC Theatre Support Center, located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211, for the following purposes:

    1.
    To amend our Third Amended and Restated Certificate of Incorporation (our "Certificate of Incorporation") to declassify our Board of Directors and shorten all existing terms to expire at the Annual Meeting.

    2(a)
    .       If the amendment to our Certificate of Incorportion is approved, to elect to our Board of Directors the following nominees for terms expiring at the 2021 Annual Meeting: Mr. Adam M. Aron, Mr. Howard W. "Hawk" Koch, Jr., Mr. Philip Lader, Mr. Gary F. Locke, Ms. Kathleen M. Pawlus, Dr. Anthony J. Saich, Mr. Adam J. Sussman, Mr. Lee E. Wittlinger, Mr. Maojun (John) Zeng, and Mr. Lin (Lincoln) Zhang.

    2(b)
    .       If the amendment to our Certificate of Incorportion is not approved, to elect to our Board of Directors the following nominees for terms expiring at the 2023 Annual Meeting: Mr. Gary F. Locke, Ms. Kathleen M. Pawlus, and Dr. Anthony J. Saich.

    3.
    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.

    4.
    To conduct a non-binding advisory vote to approve the compensation of named executive officers.

    5.
    To conduct a non-binding advisory vote on the frequency of the non-binding advisory vote to approve the compensation of named executive officers.

    6.
    To approve an amendment to the AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan increasing the number of shares subject to the plan to 15,000,000.

              These items of business are more fully described in the Proxy Statement accompanying this notice.

              Our Board has fixed the close of business on June 8, 2020 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or at any adjournment or postponement thereof. A list of these stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of AMC Entertainment Holdings, Inc. at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211.

              Only stockholders and persons holding proxies from stockholders may attend the meeting. If your shares are registered in your name, you should bring your proxy card and a proper form of identification such as your driver's license to the meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares and a proper form of identification.

              Although we currently intend to hold the Annual Meeting in person, due to concerns related to the evolving coronavirus (COVID-19) pandemic, we may impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the Securities and Exchange Commission. We encourage you to regularly check these resources prior to the Annual Meeting if you plan to attend.

              In order that your shares may be represented at the meeting if you are not personally present, you are urged to vote your shares by telephone or Internet, or by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying postage prepaid (if mailed in the United States) return envelope.

 ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION
TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS

By Order of the Board of Directors,
One AMC Way
11500 Ash Street, Leawood, KS 66211	Senior Vice President, General Counsel and Secretary
June 22, 2020

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on July 29, 2020:
The Proxy Statement and 2019 Annual Report to Stockholders
are available at http://www.envisionreports.com/amc

AMC ENTERTAINMENT HOLDINGS, INC.

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PROXY STATEMENT

PROXY SUMMARY

              This summary highlights selected information and does not contain all of the information that you should consider in deciding how to vote. You should read the entire proxy statement carefully before voting.

2020 ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	1:00 p.m. (Central Time), Wednesday, July 29, 2020
Place:	AMC Theatre Support Center, located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211
Record Date:	June 8, 2020
Voting:	As of the record date, holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to three votes per share.

Voting Recommendations

Agenda Item	Board Vote Recommendation

Proposal No. 1:	FOR
Amendment of our Third Amended and Restated Certificate of Incorporation to declassify our Board of Directors and shorten all existing terms to expire at the Annual Meeting.

Proposal No. 2(a):	FOR
If Proposal No. 1 is approved, election to our Board of Directors of the following nominees for terms expiring at the 2021 Annual Meeting:	each Director Nominee
Mr. Adam M. Aron, Mr. Howard W. "Hawk" Koch, Jr., Mr. Philip Lader, Mr. Gary F. Locke, Ms. Kathleen M. Pawlus, Dr. Anthony J. Saich, Mr. Adam J. Sussman, Mr. Lee E. Wittlinger, Mr. Maojun (John) Zeng, and Mr. Lin (Lincoln) Zhang.
Proposal No. 2(b):	FOR
If Proposal No. 1 is not approved, election to our Board of Directors of the following nominees for terms expiring at the 2023 Annual Meeting:	each Director Nominee
Mr. Gary F. Locke, Ms. Kathleen M. Pawlus and Dr. Anthony J. Saich.

Proposal No. 3:	FOR
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.
Proposal No. 4:	FOR
Non-binding advisory vote to approve the compensation of named executive officers (the "say-on-pay vote").

Proposal No. 5:	ONE YEAR
Non-binding advisory vote on the frequency of the non-binding advisory vote to approve the compensation of named executive officers (the "say-when-on-pay vote")
Proposal No. 6:	FOR
Amendment of the AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan to increase the number of shares subject to the plan to 15,000,000.

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GENERAL INFORMATION

              This proxy statement is provided in connection with the solicitation of proxies by the Board of Directors (the "Board") of AMC Entertainment Holdings, Inc., a Delaware corporation ("we," "us," the "Company" or "AMC"), for use at the 2020 Annual Meeting of Stockholders of the Company, to be held on July 29, 2020 at 1:00 p.m. (Central Time), or any adjournment or postponement thereof, at the AMC Theatre Support Center located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 (the "Annual Meeting").

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To Be Held on July 29, 2020:

              Pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"), we are providing access to our proxy materials, which include our notice of annual meeting, proxy statement and annual report to stockholders over the Internet at www.envisionreports.com/amc. These proxy materials are available without charge.

              This proxy statement and the accompanying proxy are first being sent or given to stockholders beginning on or about June 22, 2020. The costs of this proxy solicitation will be borne by the Company, which maintains its principal executive offices at One AMC Way, 11500 Ash Street, Leawood, KS 66211.

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VOTING AT THE ANNUAL MEETING

              The only voting securities of the Company are its shares of Class A and Class B common stock (collectively, the "Common Stock"). Only stockholders of record of our Common Stock at the close of business on June 8, 2020, the date selected as the record date by our Board, are entitled to vote at the Annual Meeting. On the record date, there were 52,549,593 shares of Class A common stock and 51,769,784 shares of Class B common stock outstanding. The holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to three votes per share, and such holders generally vote together as a single class on all matters. All of our Class B common stock is held by a subsidiary of the Dalian Wanda Group Co., Ltd (together with its affiliates, "Wanda"). Because of the three-to-one voting ratio between our Class B and Class A common stock, Wanda controls a majority of the combined voting power of our Common Stock at the record date and therefore will be able to control all matters submitted to our stockholders for approval at the Annual Meeting.

The Proxy

              If your Common Stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from such entity that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting. If you hold your shares in your own name as a holder of record with our transfer agent, you may instruct the proxies how to vote by following the instructions listed on the proxy card to vote by telephone, over the Internet, or by signing, dating and mailing the proxy card. Of course, you can always come to the meeting and vote your shares in person.

              Proxies provided by telephone or over the Internet or by mailed proxy card by stockholders of record, unless revoked, will be voted at the Annual Meeting as directed by you, or, in the absence of such direction, as the Board recommends for Proposals 1, 2(a) or 2(b), as applicable, 3, 4, 5, and 6 at the Annual Meeting. A stockholder submitting a proxy by telephone or over the Internet or by mailed proxy card may revoke such proxy at any time before it is used by giving written notice of revocation to the Secretary of the Company, by delivering to the Secretary of the Company a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, revoke a proxy. The Proxy Statement and 2019 Annual Report to Stockholders are available at http://www.envisionreports.com/amc.

              As of the printing of this proxy statement, we do not know of any other matter to be raised at the meeting. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxies will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Voting Requirement to Approve each of the Proposals

    •
    Proposal No. 1: Amendment of our Third Amended and Restated Certificate of Incorporation (our "Certificate of Incorporation") requires approval by the holders of a majority of the shares (by voting power) present in person or represented by proxy and entitled to vote with respect to this matter. Our Board recommends a vote "for" this proposal.

    •
    Proposal No. 2(a): Election of directors requires a plurality of the votes cast, which means that the ten nominees for director receiving the highest number of votes FOR election will be elected as directors. Our Board recommends a vote "for" the election of each nominee.

    •
    Proposal No. 2(b): Election of directors requires a plurality of the votes cast, which means that the three nominees for director receiving the highest number of votes FOR election will be elected as directors. Our Board recommends a vote "for" the election of each nominee.

    •
    Proposal No. 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires approval by the holders of a majority of the shares (by voting power) present in person

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      or represented by proxy and entitled to vote with respect to this matter. Our Board recommends a vote "for" this proposal.

    •
    Proposal No. 4: Non-binding advisory vote on compensation of named executive officers (the "say-on-pay vote") requires approval by the holders of a majority of the shares (by voting power) present in person or represented by proxy and entitled to vote with respect to this matter. Our Board recommends a vote "for" this proposal. The vote on Proposal No. 4 is a non-binding advisory vote.

    •
    Proposal No. 5: Non-binding advisory vote on the frequency of the advisory vote on the compensation of named executive officers (the "say-when-on-pay vote") will be determined by which option—"one year", "two years" or "three years"—receives a plurality of the votes cast. Our Board recommends a vote for "one year" on this proposal. The vote on Proposal No. 5 is a non-binding advisory vote.

    •
    Proposal No. 6: Amendment of the AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan (the "EIP") requires approval by the holders of a majority of the shares (by voting power) present in person or represented by proxy and entitled to vote with respect to this matter. Our Board recommends a vote "for" this proposal.

How Votes Are Counted

              A quorum is required to transact business at our Annual Meeting. Stockholders of record holding shares of Common Stock constituting a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting.

              Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. Accordingly, abstentions with respect to the amendment of our Certificate of Incorporation, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, the say-on-pay vote and the amendment of the EIP will have the same effect as a vote against such proposals. Because a plurality of the votes cast is required to elect directors and advise on the say-when-on-pay vote, abstentions and withheld votes will have no effect on those matters. Broker non-votes will be considered as represented for purposes of determining a quorum, but will not otherwise affect voting results.

              Under rules of the New York Stock Exchange ("NYSE"), brokers may not vote on "non-routine" proposals unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as "non-votes." The proposals to amend our Certificate of Incorporation, elect directors, the say-on-pay vote, the say-when-on-pay vote, and to amend the EIP are considered "non-routine," which means that brokerage firms may not vote in their discretion regarding these items on behalf of beneficial owners who have not furnished voting instructions. The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, however, is considered a "routine" item, which means that brokerage firms may vote in their discretion on behalf of beneficial owners who have not furnished voting instructions.

              Although Proposals No. 4 and No. 5 are non-binding advisory votes, our Board will review the results and will take them into account in making a determination concerning executive compensation and frequency of stockholder advisory votes on the same.

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DIRECTORS OF THE COMPANY

              Our business and affairs are managed by our Board, which currently consists of the following eleven members: Adam M. Aron, Howard W. "Hawk" Koch, Lloyd Hill, Philip Lader, Gary F. Locke, Kathleen M. Pawlus, Anthony J. Saich, Adam J. Sussman, Lee E. Wittlinger, Maojun (John) Zeng, and Lin (Lincoln) Zhang,. Mr. Zeng served as our non-executive Chairperson until his resignation on December 2, 2019. Mr. Zhang was appointed as our non-executive Chairperson effective December 2, 2019. Mr. Aron is our Chief Executive Officer ("CEO"). Mr. Hill has notified us of his retirement from the Board effective at the Annual Meeting. Upon Mr. Hill's retirement, we anticipate reducing the number of directors on the Board to ten.

              Pursuant to our Third Amended and Restated Certificate of Incorporation (the "Current Certificate of Incorporation"), our Board is currently divided into three classes. The members of each class serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. The classes are composed as follows:

    •
    Ms. Pawlus, Mr. Locke, and Dr. Saich are Class I directors, whose terms will expire at the 2020 annual meeting of stockholders;

    •
    Mr. Hill, Mr. Koch, Mr. Lader and Mr. Zeng are Class II directors, whose terms will expire at the 2021 annual meeting of stockholders; and

    •
    Mr. Aron, Mr. Sussman, Mr. Wittlinger, and Mr. Zhang are Class III directors, whose terms will expire at the 2022 annual meeting of stockholders.

              The Board has proposed an amendment to the Current Certificate of Incorporation to be voted on at the annual meeting that would declassify the Board such that all Directors would serve in a single class serving a one-year term. In addition, the proposed amendment would shorten the terms of all currently serving directors to expire at the 2020 annual meeting of stockholders.

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PROPOSAL 1: APPROVAL OF AN AMENDMENT TO THE COMPANY'S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMMEDIATELY DECLASSIFY THE BOARD

Proposed Amendment

              We are submitting for stockholder approval an amendment to the Current Certificate of Incorporation to immediately declassify the Board (the "Certificate of Amendment"). The text of the Certificate of Amendment is set forth in Appendix B and this description is qualified by the full text of the Certificate of Amendment. If this proposal is approved, the Certificate of Amendment will become effective upon filing with the Secretary of State of Delaware, which is expected to occur promptly following the stockholder vote.

              As described above, the Board is currently divided into three classes, with the members of each class serving for a staggered, three-year term. If the Certificate of Amendment is adopted, all directors will stand for election on an annual basis, beginning immediately at the 2020 Annual Meeting. Each elected director will serve a one-year term expiring at the following annual meeting of stockholders and until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification, or removal.

Background and Reason for the Recommendation

              The Board considered a number of factors that favor continuing with a classified board structure, as well as a number of factors that favor adopting a declassified board structure. Ultimately, after weighing the various factors, the Board determined that it would be in the best interests of the Company and our stockholders to amend the Current Certificate of Incorporation to declassify the Board.

              A classified board structure has a number of advantages. It allows a majority of the board to remain in place from year to year, which promotes continuity and stability and encourages the board to plan for long-term goals. Further, at any one time, approximately two-thirds of the elected board has experience with the business and operations of the company it manages.

              However, the Board also recognizes that a classified board structure can be viewed as diminishing a board's accountability to stockholders, because such structure does not enable stockholders to express a view on each director's performance by means of an annual vote. Annual voting allows stockholders to express their views on the individual performance of each director and on the entire board of directors more frequently than with a classified board structure, which provides stockholders a more active role in shaping and implementing corporate governance policies. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. Public companies with classified boards also face increased scrutiny from proxy advisory firms.

              Accordingly, the Board approved, subject to stockholder approval, the Certificate of Amendment to immediately declassify the Board. The Board also approved, subject to stockholder approval of the Certificate of Amendment, an amendment to the Company's Third Amended and Restated Bylaws (the "Bylaws") to make conforming changes to the Bylaws.

              The affirmative vote of the holders of a majority of the shares (by voting power) present in person or represented by proxy and entitled to vote on this proposal is required to approve the Certificate of Amendment. Wanda, the holder of a majority of the shares (by voting power) at the record date, has indicated to the Company that it intends to approve the Certificate of Amendment. If this proposal is approved, the Board will immediately be declassified and stockholders will vote to elect ten directors to hold office for a one-year term expiring at the Company's 2021 annual meeting, as described in Proposal No. 2(a). If this proposal is not approved, the Board will remain classified and stockholders will vote to elect three indivduals to be elected as Class I directors to hold a three-year term expiring at the Company's 2023 annual meeting, as described in Proposal No. 2(b).

              The Board recommends a vote "FOR" the amendment to the Current Certificate of Incorporation to immediately declassify the Board.

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PROPOSAL 2(a) OR 2(b) ELECTION OF DIRECTORS

              At the Annual Meeting, depending upon the outcome of the vote on Proposal 1, stockholders will either (i) vote to elect ten unclassified directors to hold a one-year term of office from the date of their election until the Company's 2021 annual meeting and until their successors are duly elected and qualified or (ii) vote to elect three individuals to be elected as Class I directors to hold a three-year term of office from the date of their election until the Company's 2023 annual meeting and until their successors are duly elected and qualified.

              If Proposal No. 1 is approved as is expected, stockholders will vote on Proposal No. 2(a) at the 2020 annual meeting. Pursuant to Proposal No. 2(a) ten individuals are to be elected as unclassified directors to hold a one-year term of office from the date of their election until the Company's 2021 annual meeting and until their successors are duly elected and qualified. Under Proposal No. 2(a), the ten nominees for election as directors are: Mr. Aron, Mr. Koch, Mr. Lader, Mr. Locke, Ms. Pawlus, Dr. Saich, Mr. Sussman, Mr. Wittlinger, Mr. Zeng, and Mr. Zhang.

              If Proposal No. 1 is not approved, stockholders will vote on Proposal No. 2(b) at the 2020 annual meeting. Pursuant to Proposal No. 2(b), three individuals are to be elected as Class I directors to hold a three-year term of office from the date of their election until the Company's 2023 annual meeting and until their successors are duly elected and qualified. Under Proposal, No. 2(b), the three nominees for election as Class I directors are: Mr. Locke, Ms. Pawlus, and Dr. Saich.

              The Nominating and Corporate Governance Committee and the Board believe that the nominees under either Proposal No. 2(a) or Proposal No. 2(b) have the requisite qualifications to oversee our business. Set forth below you will find certain information for each of the directors, which we believe evidences the directors' qualifications to serve on the Board.

              Regardless of whether voting on Proposal No. 2(a) or Proposal No. 2(b), the Board recommends a vote "FOR" each of the nominees.

              Each of the biographies of the nominees for election as directors below contains information regarding the person's service as a director, business experience, director positions held currently or at any time during the past five years, and the experience, qualifications, attributes and skills that caused the Board to determine that the person should be nominated for election as a director at the Annual Meeting. The following information is as of June 8, 2020.

Nominees for Election as Directors

Mr. Adam M. Aron

Mr. Adam M. Aron, 65, has served as Chief Executive Officer, President and a director of the Company since January 2016. From February 2015 to December 2015, Mr. Aron was Chief Executive Officer of Starwood Hotels and Resorts Worldwide, Inc. and served on the board from 2006 to 2015. Since 2006, Mr. Aron has served as Chairperson and Chief Executive Officer of World Leisure Partners, Inc., a personal consultancy for matters related to travel and tourism, high-end real estate development, and professional sports, that he founded. Mr. Aron served as Chief Executive Officer and Co-Owner of the Philadelphia 76ers from 2011 to 2013, and remains an investor. From 2006 to 2015, Mr. Aron served as Senior Operating Partner of Apollo Management L.P., compensation for which ran through March of 2017. Mr. Aron currently serves on the board of directors of Norwegian Cruise Line Holdings, Ltd. and HBSE, which owns the NHL's New Jersey Devils and the NBA's Philadelphia 76ers. Mr. Aron served on the board of directors of Prestige Cruise Holdings, Inc. from 2007 to 2014. Mr. Aron received a Master's of Business Administration degree with distinction from the Harvard Business School and a Bachelor of Arts degree cum laude from Harvard College. Mr. Aron brings to the Board significant business and executive leadership experience, including valuable insight into consumer services. He has more than 25 years of experience as a Chief Executive Officer, more than 25 years of experience as a corporate director, and more than 35 years of consumer-engagement experience.

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Mr. Howard W. "Hawk" Koch

Mr. Howard W. "Hawk" Koch, Jr., 74, has served as a director of the Company since October 2014. Mr. Koch is a veteran movie producer and principal at The Koch Company, the former president of the Academy of Motion Picture Arts and Sciences ("AMPAS"), and Recording Secretary and former President of the Producers Guild of America. Mr. Koch currently serves on the Board of Directors of the Motion Picture & Television Fund and the National Film Preservation Foundation. Mr. Koch previously served on the Board of Governors of AMPAS from 2004 to 2013 and the Board of Directors of the Producers Guild of America from 1999 to 2020. Mr. Koch has been intimately involved with the making of over 60 major motion pictures, among them such films as "Source Code", "Fracture", "Primal Fear", "Marathon Man," "Chinatown," "Wayne's World," "Peggy Sue Got Married," "The Idolmaker," "Heaven Can Wait," "The Way We Were" and "Rosemary's Baby." Mr. Koch continues to develop and produce movies. Mr. Koch has over 50 years of experience in the motion picture industry and provides our Board with a unique insight into the production of movies that are exhibited on our screens.

Mr. Philip Lader

Mr. Philip Lader, 74, has served as a director of the Company since June 2019. Mr. Lader is a Senior Advisor to Morgan Stanley Institutional Securities, as well as the former U.S. Ambassador to the Court of St. James's and Chairperson of WPP plc. Mr. Lader served in President Clinton's Cabinet and as Administrator of the US Small Business Administration, White House Deputy Chief of Staff, Assistant to the President, and Deputy Director of the Office of Management & Budget. Previously, he was Executive Vice President of Sir James Goldsmith's US holdings and President of Sea Pines Company, universities in South Carolina and Australia, and Business Executives for National Security. Also, he is currently a trustee and Investment Committee Chairperson of RAND Corporation and several foundations, as well as a member of the boards of several privately-held companies, the investment committees of Morgan Stanley's Global Infrastructure and Real Estate Funds, and the Council on Foreign Relations. He currently or has previously served on the boards of Lloyds of London, Marathon Oil, AES, WPP plc, Songbird (Canary Wharf), Rusal Corporations, the British Museum, American Red Cross, Smithsonian Museum of American History, St. Paul's Cathedral Foundation, Atlantic Council, and several banks and universities. He is partner emeritus in the Nelson Mullins law firm and the founder and co-host of Renaissance Weekends. Mr. Lader's education includes Duke, Michigan, Oxford and Harvard Law School, and he has been awarded honorary doctorates by 14 universities. An Honorary Fellow of Oxford University's Pembroke College and London Business School and Honorary Bencher of Middle Temple (British Inns of Court), he was awarded the Benjamin Franklin Medal by The Royal Society for Arts, Manufactures & Commerce for his contributions to trans-Atlantic relations. Mr. Lader brings vast experience in business, government and law to the Board.

Mr. Gary F. Locke

Mr. Gary F. Locke, 70, has served as a director of the Company since February 2016. Mr. Locke is currently a trade consultant and owner of Locke Global Strategies, LLC since 2014. Mr. Locke was the first Chinese American to be elected as a U.S. Governor when the voters of Washington elected him in 1996 and re-elected him in 2000. During his administration, he strengthened economic ties between China and Washington State. Mr. Locke then served as U.S. Commerce Secretary from 2009-2011, where he led the effort to implement President Obama's National Export Initiative to double American exports in five years. He then became America's 10th Ambassador to China, serving from 2011-2014, and during his service he opened markets for made-in-USA goods and services and reduced wait times for visa interviews of Chinese applicants from 100 days to three days. Mr. Locke is a member of the board of directors of Fortinet, Inc. and nLight, Inc. He attended Yale University, graduating with a bachelor's degree in political science and received his law degree from Boston University. Mr. Locke brings to the Board a global and valuable business perspective due to his extensive role in politics and experience as an Ambassador to China.

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Ms. Kathleen M. Pawlus

Ms. Kathleen M. Pawlus, 60, has served as a director of the Company since December 2014. Ms. Pawlus, a retired partner of Ernst and Young, LLP ("EY"), served as the Global Assurance Chief Financial Officer and Chief Operating Officer from 2012 to 2014. EY's Assurance practice is the largest of EY's four service lines and includes its Audit Practice, Fraud, Investigation and Dispute Services Practice, Climate Change and Sustainability Services Practice and its Financial Accounting Advisory Services Practice. Prior to this, from 2006 to 2012, Ms. Pawlus served as EY's Americas Vice Chairperson and Chief Financial Officer, Global PBFA Function Leader and US Firm Vice Chairperson and Chief Financial Officer responsible for finance, IT operations, treasury, purchasing and facilities. Ms. Pawlus served on EY's U.S. Executive Board from 2006 to 2012. Ms. Pawlus earned her Bachelor of Science degree from Indiana University and is a Certified Public Accountant. Ms. Pawlus brings to the Board extensive financial, accounting, operational and management experience in various capacities with more than 30 years of experience.

Dr. Anthony J. Saich

Dr. Anthony J. Saich, 67, has served as a director of the Company since August 2012. Since July 2008, Dr. Saich has served as the Director of the Ash Center for Democratic Governance and Innovation and Daewoo Professor of International Affairs at Harvard University. In his capacity as Ash Center Director, Dr. Saich also serves as the director of the Rajawali Foundation Institute for Asia and the faculty chairperson of the China Public Policy Program, the Asia Energy Leaders Program and the Leadership Transformation in Indonesia Program. He oversees the School's work in Vietnam as well as Myanmar, and the Ash Center's programs on democratic governance and local government innovation. Dr. Saich also serves as a member of International Bridges to Justice and as the U.S. Secretary-General of the China United States Strategic Philanthropy Network. Dr. Saich sits on the executive committees of the John King Fairbank Center for Chinese Studies and the Asia Center, both at Harvard University, and serves as the Harvard representative of the Kennedy Memorial Trust. Dr. Saich holds a bachelor's degree in politics and geography from the University of Newcastle, United Kingdom, a master's degree in politics with special reference to China from the School of Oriental and African Studies, London University, and has a Ph.D. from the Faculty of Letters, University of Leiden, the Netherlands. Dr. Saich has over 40 years of experience in international affairs and will provide valuable international insights to the Company.

Mr. Adam J. Sussman

Mr. Adam J. Sussman, 49, has served as a director of the Company since May 2019. Mr. Sussman has served as President of Epic Games, Inc. since February 2020. Prior to that, Mr. Sussman was appointed as Nike, Inc.'s first-ever Chief Digital Officer, was previously head of Nike's Global Strategy and Corporate Development and served as the VP/GM Direct Digital and Geographies. He was responsible for building Nike's portfolio of world-class digital consumer experiences and innovations and transforming retail for the world's leading sports brand. He managed Nike's digital teams globally and Nike's direct-to-consumer GM's across the four key operating geographies of the company. Prior to Nike, Mr. Sussman was Senior Vice President of Global Publishing at Zynga responsible for marketing, sales, growth and digital products. He also served as Senior Vice President of Publishing at Disney, building the global team that managed gaming properties across all media platforms around the world. At Electronic Arts, he was Vice President of Worldwide Publishing, leading the team that established EA Mobile as the #1 publisher on the Apple App store. Mr. Sussman started his career as a creative executive at Hearst Entertainment, a division of the Hearst Corporation. Mr. Sussman holds a BA from Harvard College and an MBA from Harvard University Graduate School of Business Administration. Mr. Sussman brings valuable experience in marketing, information technology and digital platforms to the Board.

9

Mr. Lee E. Wittlinger

Mr. Lee E. Wittlinger, 37, has served as a director of the Company since September 2018. Mr. Wittlinger is a Managing Director of Silver Lake Group, L.L.C. ("Silver Lake"), which he joined in 2007. Mr. Wittlinger currently serves as a director on the boards of GoDaddy Inc. ("GoDaddy"), Oak View Group, LLC and WPEngine, Inc. Mr. Wittlinger previously served as a director of Vantage Data Centers Management Company, LLC and Cast & Crew Entertainment Services LLC ("Cast & Crew"), and as a member of Cast & Crew's and GoDaddy's audit committees. Prior to Silver Lake, Mr. Wittlinger worked as an investment banker in the Technology, Media and Telecommunications Group at Goldman, Sachs & Co., where he focused on mergers and acquisitions and financing transactions in the technology industry. Mr. Wittlinger graduated summa cum laude from The Wharton School of the University of Pennsylvania, where he received a B.S. in Economics, with dual concentrations in Finance and Accounting. Mr. Wittlinger brings extensive financial and banking expertise to the Company. See "Related Party Transactions" for details of Mr. Wittlinger's appointment.

Mr. Maojun (John) Zeng

Mr. Maojun (John) Zeng, 48, has served as a director of the Company since February 2016 and served as Chairperson from March 2018 until December 2019. Mr. Zeng has served as the President of Wanda Film Holding Co., Ltd. (formerly known as Wanda Cinema Line Corporation), a subsidiary of Wanda group, since June 29, 2015, and has served as a member of its Board of Directors since January 22, 2015. Mr. Zeng has also served as Senior Vice President of Wanda Cultural Industries Group since October 13, 2016, as well as previously held positions of Vice President, Senior Assistant to the President and Assistant to the President. Mr. Zeng has held other positions within the Wanda group and its subsidiaries. Mr. Zeng holds an undergraduate degree and a master's degree in business administration from Renmin University of China. Mr. Zeng has experience serving in an executive leadership role at a major theatrical exhibition company in China and brings to the Board valuable theatrical exhibition knowledge.

Mr. Lin (Lincoln) Zhang

Mr. Lin (Lincoln) Zhang, 48, has served as a director of the Company and Chairperson since December 2019. Mr. Zhang previously served as a director of the Company and Chairperson from August 2012 until March 2018. Mr. Zhang is currently on the board of directors of Wanda Group, President of Wanda Cultural Industries Group, Chairperson of Wanda Film Holding Co., Ltd., and Chairperson of Wanda Sports Group. Mr. Zhang joined Wanda Group in 2000 and has served in various positions, including General Manager of Wanda Group project companies in Nanjing, Shenyang and Chengdu, and CFO and Vice President of Wanda Group. Mr. Zhang has served as the Chairperson of Wanda Sports Group Company Limited since November 2018, a non-executive director of Wanda Hotel Development Co. Ltd since November 2017, the chairperson of World Triathlon Corporation since November 2015, the chairperson of the board of Infront Holding AG since July 2015, the President of Wanda Cultural Industry Group since December 2013, the CEO of Wanda Cultural Industries Group since December 2012, a director of Dalian Wanda Group since February 2011 and as the chairperson and a director of Wanda Film Holding Co., Ltd. since November 2006. He also served as a non-executive director of Dalian Wanda Commercial from December 2009 to January 2016. Mr. Zhang graduated with a bachelor's degree in accounting from Dongbei University of Finance and Economics and obtained an MBA degree from the Guanghua School of Management at Peking University. Mr. Zhang has significant experience in financial and operational management with large companies, with particular focus on corporate strategy and investment, which makes him well-positioned to serve as a director of the Company.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

              Our Corporate Governance Guidelines and Principles reflect the principles by which the Board operates and sets forth director qualification standards, responsibilities, compensation, evaluation, orientation and continuing education, board committee structure, chief executive officer performance review, management succession planning and other policies for the governance of the Company. A copy of the Corporate Governance Guidelines and Principles is available on our website at www.amctheatres.com under "Investor Relations"—"Governance"—"Governance Documents".

Risk Oversight

              The Board executes its oversight responsibility for risk management directly and through its committees, as follows:

              The Audit Committee has primary oversight responsibility with respect to financial and accounting risks. The Audit Committee discusses with management the Company's major financial risk exposures and the Company's risk assessment and risk management policies. Management provides to the Audit Committee periodic assessments of the Company's risk management processes and systems of internal control. The Chairperson of the Audit Committee reports to the full Board regarding material risks as deemed appropriate.

              The Board's other committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Board is kept abreast of its committees' risk oversight and other activities via reports of the committee chairpersons to the full Board. These reports are presented at every regular Board meeting and include discussions of committee agenda topics, including matters involving risk oversight.

              The Board considers specific risk topics, including risks associated with our annual operating plan, our capital structure, and cyber security. In addition, the Board receives reports from the members of our senior leadership team that include discussions of the risks and exposures involved in their respective areas of responsibility. Further, the Board is informed of developments that could affect our risk profile or other aspects of our business.

Compensation Policies and Practices as They Relate to Risk Management

              The Compensation Committee has reviewed and discussed the concept of risk as it relates to the Company's compensation policies and it does not believe the Company's compensation policies or practices create or encourage the taking of excessive risks that are reasonably likely to have a material adverse effect on the Company. Below are some of the highlights of the Company's compensation programs that mitigate risks associated with compensation:

    •
    Compensation is comprised of a combination of base salary, annual cash incentive, and long-term equity incentive awards;

    •
    While annual cash incentives are available for all full-time employees, only senior officers receive equity awards;

    •
    Equity compensation vesting is multi-year service based and performance based with overlapping performance periods; and

    •
    Maximum payout for cash and equity incentives is 200% of the value at target.

The Compensation Committee has identified no material risks in the compensation programs for 2019.

11

Business Conduct and Ethics

              We have a Code of Business Conduct and Ethics that applies to all of our associates, including our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The Code of Business Conduct and Ethics, which addresses the subject areas covered by the SEC's rules, may be obtained free of charge through our website: www.amctheatres.com under "Investor Relations"—"Governance"—"Governance Documents". Any amendment to, or waiver from, any provision of the Code of Business Conduct and Ethics required to be disclosed with respect to any senior executive or financial officer shall be posted on this website.

Board and Committee Information

              The Board held 6 meetings during the year ended December 31, 2019. Each director attended at least 75% of the total combined meetings held by the Board plus the meetings held by the committees of the Board on which such director served after their election to the Board, except for Mr. Zeng.

Communications with the Board

              Our stockholders and other interested parties may communicate to our Board, its committees or our non-management directors as a group, by writing to the Secretary of AMC Entertainment Holdings, Inc. at One AMC Way, 11500 Ash Street, Leawood, KS 66211. Stockholders and other interested parties should indicate that their correspondence is intended to be communicated to the Board.

Director Independence

              We avail ourselves of the "controlled company" exception under the rules of the NYSE, which permits a listed company of which more than 50% of the voting power for election of directors is held by an individual, a group or another company to not comply with certain of the NYSE's governance requirements. Because more than 50% of our voting power is held by Wanda, we are not required to have a majority of independent directors on our Board. Although not required, we currently have six independent directors: Mr. Hill, Mr. Lader, Ms. Pawlus, Dr. Saich, Mr. Sussman, and Mr. Wittlinger, as determined by our Board in accordance with NYSE rules. The remaining members of the Board, Mr. Aron, Mr. Koch, Mr. Locke, Mr. Zeng, and Mr. Zhang, are not independent under the NYSE rules or within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act").

              Our Board has determined that Mr. Hill, Dr. Saich, Ms. Pawlus, and Mr. Wittlinger are independent in accordance with NYSE rules and within the meaning of the Exchange Act for purposes of serving on our Audit Committee. In addition, while we are not required to have a Compensation Committee or a Nominating and Corporate Governance Committee, we have established such committees. The Compensation Committee is composed of four directors, two of whom are independent. The Nominating and Corporate Governance Committee is composed of five directors, three of whom are independent.

Board Leadership Structure

              Under our current leadership structure, the roles of Chairperson of the Board and Chief Executive Officer are held by different individuals. Mr. Zeng served as our non-executive Chairperson of the Board, until his resignation on December 2, 2019. Mr. Zhang was appointed as our non-executive Chairperson of the Board on December 2, 2019, and Mr. Aron serves as our Chief Executive Officer. At this time, our Board believes that this structure is best for the Company as it allows our Chairperson to oversee board matters and assist the Chief Executive Officer with strategic initiatives, while enabling our Chief Executive Officer to develop and implement the strategic direction of the Company. Our Chairperson is not considered independent under the NYSE rules.

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Executive Sessions

              Our non-management directors meet in an executive session, without members of management present, no less than once per year in accordance with the NYSE rules. Our Board Chairperson or his designee presides over these executive sessions.

Attendance at Annual Meetings

              We encourage our directors to attend our Annual Meeting of Stockholders, absent unusual circumstances. Seven directors attended the 2019 Annual Meeting of Stockholders, constituting all then-serving directors except Mr. Zeng.

Committees

              Our Board has established three standing committees. The standing committees consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The standing committees are comprised of directors as provided in the table below:

Board Member	Audit(1)	Compensation	Nominating and Corporate Governance

Adam M. Aron
Howard W. "Hawk" Koch, Jr.		Member	Member
Lloyd Hill	Member	Member(2)
Philip Lader			Member
Gary F. Locke			Member
Kathleen M. Pawlus	Chairperson
Adam J. Sussman
Anthony J. Saich	Member		Chairperson
Lee E. Wittlinger	Member	Chairperson(2)	Member
John Zeng		Member
Lin Zhang
Meetings Held in 2019	6	5	4

(1)
Our Audit Committee is comprised of four independent members, all of whom are financially literate as defined in the NYSE rules.

(2)
For all meetings in 2019, Mr. Hill served as chairperson of the Compensation Committee and Mr. Wittlinger served as a member. Mr. Wittlinger is the current chairperson and was appointed in October 2019.

              Each of our standing committees, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, operates under a charter, which is available on our website at www.amctheatres.com under "Investor Relations"—"Governance"—"Governance Documents". The functions performed by each of the standing committees of the Board are briefly described below.

Audit Committee

              Our Audit Committee consists of Mr. Hill, Ms. Pawlus, Dr. Saich and Mr. Wittlinger. The Board has determined that Mr. Hill, Ms. Pawlus and Mr. Wittlinger qualify as Audit Committee financial experts as defined in Item 407(d)(5) of Regulation S-K and that each member of our Audit Committee is financially literate as defined in the NYSE rules and each member is independent within the meaning of Rule 10A-3 of the Exchange Act and the NYSE rules.

              The principal duties and responsibilities of our Audit Committee are as follows:

    •
    to oversee our financial reporting process and internal control system;

13

    •
    to appoint and replace our independent registered public accounting firm from time to time, determine their compensation and other terms of engagement, oversee their work and perform an annual evaluation;

    •
    to oversee the performance of our internal audit function; and

    •
    to oversee our compliance with legal, ethical and regulatory matters.

              The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Compensation Committee

              Our Compensation Committee consists of Mr. Hill, Mr. Koch, Mr. Wittlinger and Mr. Zeng. Despite the exception as a "controlled company" under the NYSE rules, our Compensation Committee charter provides that at least one member of the Compensation Committee will be independent in accordance with NYSE rules, and each of Mr. Hill and Mr. Wittlinger is independent. The principal duties and responsibilities of our Compensation Committee are as follows:

    •
    to provide oversight on the development and implementation of the compensation policies, strategies, plans and programs for our key employees and non-employee directors and disclosure relating to these matters;

    •
    to review and approve the compensation of our CEO and our other executive officers; and

    •
    to provide oversight concerning the compensation of our CEO, succession planning, performance of our CEO and compensation related matters.

              The Committee may delegate to management administration of incentive compensation plans for non-executive officers. The Compensation Committee engaged and retained Aon Hewitt ("Aon"), as an independent executive compensation consultant, to provide advice on 2019 compensation matters. During 2019, Aon provided advice on executive and director compensation programs, executive and director market pay analysis, compensation peer group, CEO pay recommendations and drafting of the Compensation, Discussion and Analysis disclosures contained in the Company's Proxy Statement. The Compensation Committee reviewed the nature of its relationship with Aon and determined that there were no conflicts of interest with respect to Aon's independence.

Nominating and Corporate Governance Committee

              Our Nominating and Corporate Governance Committee consists of Mr. Koch, Mr. Lader, Mr. Locke, Dr. Saich and Mr. Wittlinger. Despite the exception as a "controlled company" under the NYSE rules, our Nominating and Corporate Governance Committee charter provides that at least one member of the Nominating and Corporate Governance Committee will be independent in accordance with NYSE rules, and each of Mr. Lader, Dr. Saich and Mr. Wittlinger is independent. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

    •
    to establish criteria for board and committee membership and recommend to our Board proposed nominees for election to the Board and for membership on committees of the Board; and

    •
    to make recommendations to our Board regarding board governance matters and practices.

              The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate criteria that directors are required to fulfill (including experience, qualifications, attributes, skills and other characteristics) in the context of the current make-up of the Board and the needs of the Board given the circumstances of the Company. In identifying and screening director candidates, the Nominating and Corporate Governance Committee considers whether the candidates fulfill the criteria for directors approved by the Board, including integrity, objectivity, independence, sound judgment, leadership, courage and diversity of experience (for example, in relation to finance and accounting, strategy, risk, technical expertise, policy-making, etc.).

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              The Board has not adopted a formal diversity policy and pursuant to the Company's Corporate Governance Guidelines and Principles, the Board broadly construes diversity to mean diverse background, education, skills, age, expertise with a proven record of accomplishment and the ability to work well with others. The Nominating and Corporate Governance Committee does not assign specific weight to any particular factor but in selecting members for open Board positions, the Board takes into account such factors as it deems appropriate, which may include the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board and the need for financial or other specialized expertise. The Board seeks to achieve a mix of members whose experience and backgrounds are relevant to the Company's strategic priorities and the scope and complexity of the Company's business. Overall, each of our Board members is committed to the growth of the Company for the benefit of the stockholders, contributes new ideas in a productive and congenial manner and regularly attends board meetings.

              The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, directors and members of management. Stockholders may submit recommendations by providing the person's name and appropriate background and biographical information in writing to the Nominating and Corporate Governance Committee at: Company Secretary, One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 or by emailing: KConnor@amctheatres.com. Invitations to serve as a nominee are extended by the Board itself via the Chairperson and the Chairperson of the Nominating and Corporate Governance Committee.

Compensation Committee Interlocks and Insider Participation

              Our Compensation Committee consists of Mr. Hill, Mr. Koch, Mr. Wittlinger and Mr. Zeng. During the period January 1, 2019 through December 31, 2019, no member of the Compensation Committee had a relationship required to be described under the SEC rules relating to disclosure of related person transactions (other than as described below in "Related Person Transactions" with respect to agreements with Wanda and Silver Lake) and none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

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DIRECTOR COMPENSATION

              The following section presents information regarding the compensation paid during the year ended December 31, 2019 to members of our Board who were not employees of Wanda or the Company ("non-employee directors"). The other members of our Board do not receive any compensation from the Company. We reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.

Non-Employee Director Compensation

              In order to attract and retain qualified non-employee directors, the Company has adopted a Non-Employee Director Compensation Plan, effective January 1, 2019, pursuant to which non-employee directors are compensated for their service to the Company. Each non-employee director receives the following annual compensation for services as a Board member:

    a)
    an annual cash retainer of $150,000;

    b)
    annual stock award with a value of $70,000. Stock awards are made pursuant to the Company's 2013 Equity Incentive Plan, are fully vested at the date of grant, and are issued on the same date annual grants are made to senior management. Directors may elect to receive all or a portion of their cash retainer in stock. Stock awards must be retained until the earlier to occur of the third anniversary of the grant date or the director's departure from the Board. The number of shares awarded to each non-employee director is determined by dividing the value of the award by the average closing price of the stock for the five trading days prior to the date of the stock award; and

    c)
    an annual cash retainer for non-employee directors who serve on a committee as follows:

Committee	Chairperson	Member

Audit	$30,000	$10,000
Compensation	15,000	10,000
Nominating and Corporate Governance	15,000	10,000

              In March of 2020 the COVID-19 pandemic caused suspension of substantially all of the Company's revenue generating business. In response, all non-employee directors agreed to forego 20% of all cash retainers payable for the duration of the suspension.

Director Compensation Table

              The following table presents information regarding the compensation of our non-employee directors during the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total

Lloyd Hill(3)	$150,000	$98,511	$248,511
Howard W. "Hawk" Koch, Jr.	170,000	72,594	242,594
Philip Lader(4)(5)	117,740	32,472	150,212
Gary F. Locke	160,000	72,594	232,594
Kathleen M. Pawlus(4)	180,000	72,594	252,594
Anthony J. Saich(4)	175,000	72,594	247,594
Adam J. Sussman(4)(5)	133,219	46,347	179,566
Lee E. Wittlinger(6)	—	—	—

(1)
Includes the annual cash retainer for services as a board member, the annual cash retainer for services as a member of a committee, and the annual cash retainer for services as a chairperson of a committee.

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(2)
Represents the aggregate grant date fair values, as computed in accordance with Financial Accounting Standards Board's Accounting Standard Codification Topic 718, Compensation—Stock Compensation, calculated based upon the closing price of the Company's Class A common stock on March 6, 2019 of $15.13 per share for Mr. Hill, Mr. Koch, Mr. Locke, Ms. Pawlus, and Dr. Saich; on May 7, 2019 of $14.97 per share for Mr. Sussman; and on July 8, 2019 of $8.86 per share for Mr. Lader.

(3)
Mr. Hill elected to receive a portion of his annual cash retainer in the form of stock.

(4)
Members of the special litigation committee established to investigate and evaluate certain derivative claims received a $35,000 cash fee for their service.

(5)
Mr. Lader's and Mr. Sussman's annual cash retainer for services as a board member and annual stock awards were prorated to reflect their partial year of service.

(6)
Mr. Wittlinger has waived payment of any fees for his services as a board member.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

              The following table sets forth certain information regarding beneficial ownership of our Class A and Class B common stock as of June 8, 2020, with respect to:

    •
    each person or group of affiliated persons known by us to own beneficially more than 5% of any class of the outstanding shares of Class A and Class B common stock, together with their addresses;

    •
    each of our directors, director nominees and our Named Executive Officers ("NEOs"); and

    •
    all directors and executive officers as a group.

              The address for each of our directors, director nominees and NEOs is c/o AMC Entertainment Holdings, Inc., One AMC Way, 11500 Ash Street, Leawood, Kansas 66211. Each person has sole voting and dispositive power over shares held by them, except as described below.

NAME	Class A Common Stock Number	%	Class B Common Stock Number	%

5% Beneficial Owners:
Wanda America Entertainment, Inc., a wholly-owned indirect subsidiary of Dalian Wanda Group Co., Ltd.(1)	—	—	51,769,784	100%
Dimensional Fund Advisors LP(2)	3,114,348	5.9%
The Vanguard Group Inc.(3)	4,930,559	9.4%	—	—
BlackRock, Inc.(4)	3,688,651	7.0%	—	—
Mittleman Brothers, LLC(5)	2,745,680	5.2%	—	—
Silver Lake Group, LLC(6)	31,662,240	37.6%
Directors, Director Nominees and Named Executive Officers:			—	—
Adam M. Aron	459,833	*	—	—
Craig R. Ramsey(7)	149,383	*	—	—
John D. McDonald	69,763	*	—	—
Elizabeth Frank	104,836	*	—	—
Stephen A. Colanero	97,317	*	—	—
Lloyd Hill	39,769	*	—	—
Howard W. "Hawk" Koch., Jr.	28,571	*	—	—
Philip Lader	14,246	*	—	—
Gary F. Locke	36,136	*	—	—
Kathleen M. Pawlus	29,874	*	—	—
Anthony J. Saich	25,709	*	—	—
Adam J. Sussman	13,677	*	—	—
Lee E. Wittlinger	—	—	—	—
John Zeng(8)	—	—	—	—
Lin Zhang(8)	—	—	—	—
All directors and executive officers as a group (22 persons)(9)	1,314,649	2.5%	—	—

*
Less than 1%

(1)
Based on a Schedule 13D filed September 18, 2018 by Wanda America Entertainment, Inc. and certain of its affiliates. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion applicable to the Class B common stock. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to three votes and is convertible at any time into one share of Class A common stock. In such filing, Wanda America Entertainment, Inc. lists its address as 850 New Burton Road, Suite 201, Dover,

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  DE 19904 and Dalian Wanda Group Co., Ltd. lists its address as No. 539, Changjiang Road, Xigang District, Dalian City, Liaoning Province, People's Republic of China.

(2)
Based on a Schedule 13G filed February 12, 2020 by Dimensional Fund Advisors LP ("Dimensional"). In such filing, Dimensional lists its address as Building One, 6300 Bee Cave Road, Austin, TX 78746 and indicates sole voting power over 3,048,203 shares and sole dispositive power over 3,114,348 shares and shared voting power over 0 shares and shared dispositive power over 0 shares.

(3)
Based on a Schedule 13G/A #7 filed February 12, 2020 by The Vanguard Group Inc. In such filing, The Vanguard Group Inc. lists its address as 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G/A #7 indicates sole voting power on 51,226 shares and sole dispositive power on 4,883,185 shares and shared voting power over 3,304 shares and shared and dispositive power over 47,374 shares.

(4)
Based on a Schedule 13G/A #6 filed February 5, 2020 by BlackRock, Inc. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055. The Schedule 13G/A #6 indicates sole voting power on 3,551,811 shares and sole dispositive power on 3,688,651 shares and shared voting power over 0 shares and shared dispositive power over 0 shares.

(5)
Based on Schedule 13G/A #2 filed January 28, 2020 by Mittleman Brothers, LLC and other related parties (collectively, "Mittleman"). In such filing, Mittleman lists its address as 105 Maxess Road, Suite 207, Melville, NY 11747. The Schedule 13G/A #2 indicates sole voting power on 0 shares and sole dispositive power on 0 shares and shared voting power over 2,690,170 shares and shared dispositive power over 2,755,170 shares.

(6)
Based on a Schedule 13D filed May 1, 2020 by Silver Lake Group, L.L.C. and certain of its affiliates ("SLG"). The amounts represent shares of Class A common stock which would be issuable upon conversion of $600 million principal amount of convertible notes if the Company elects to deliver shares of stock upon a conversion by the holder. The percentage ownership represents a percentage of the total Class A common stock which would be outstanding following a conversion. The conversion rate is 52.7704 shares of Class A common stock per $1,000 principal amount of the convertible notes which is equivalent to a conversion price of approximately $18.95 per share. The Schedule 13D indicates sole voting power on 0 shares and shared voting power on 31,662,240 and sole dispositive power on 0 shares and shared dispositive power on 31,662,240 shares. SLG lists its address as 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(7)
Mr. Ramsey retired effective February 28, 2020.

(8)
Does not include shares of Class B common stock held by Wanda. Mr. Zeng and Mr. Zhang are employees of Dalian Wanda Group Co., Ltd., an affiliate of Wanda America Entertainment, Inc. They do not have the power to dispose or vote any of our capital stock held by Wanda America Entertainment, Inc. Wanda America Entertainment, Inc.'s ownership of our Class B common stock is set forth in the table.

(9)
Includes 245,535 shares of Class A common stock beneficially held by executive officers not named in the table.

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DELINQUENT SECTION 16(A) REPORTS

              Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and holders of greater than 10% of our Common Stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

              To our knowledge, based solely upon a review of the copies of such reports filed electronically with the SEC and/or written representations that no other reports were required to be filed during 2019, all filing requirements under Section 16(a) applicable to our officers, directors and 10% stockholders were satisfied timely, except for one late Form 4 for director Mr. Adam J. Sussman with respect to one transaction.

20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures with Respect to Related Transactions

              The Board has adopted the AMC Entertainment Holdings, Inc. Policy on Transactions with Related Persons as our policy for the review, approval or ratification of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is, or will be a participant, and one of the Company's executive officers, directors, director nominees, 5% stockholders (or the immediate family or household members of any of the foregoing) or any firm, corporation or other entity in which any of the foregoing persons controls, is employed by, or has a material ownership interest (each, a "Related Person") has a direct or indirect material interest.

              This policy is administered by the Audit Committee. As appropriate for the circumstances, the Audit Committee will review and consider relevant facts and circumstances in determining whether to approve or ratify such transaction. Our policy includes certain factors that the Audit Committee takes into consideration when determining whether to approve a related person transaction as follows:

    •
    the position within or relationship of the related person with the Company;

    •
    the materiality of the transaction to the related person and the Company, including the dollar value of the transaction, without regard to profit or loss;

    •
    the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

    •
    whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not related persons;

    •
    whether the transaction is in the ordinary course of the Company's business and was proposed and considered in the ordinary course of business; and

    •
    the effect of the transaction on the Company's business and operations, including on the Company's internal control over financial reporting and system of disclosure controls and procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

Related Person Transactions

Management Stockholders Agreement

              On the closing of the merger with Wanda on August 30, 2012 ("Merger"), the Company and Wanda entered into a management stockholders agreement (the "Management Stockholders Agreement") with members of management, including certain of our NEOs. The Management Stockholders Agreement was amended in connection with our initial public offering (the "IPO"), and it continued in effect following the completion of the IPO, although the occurrence of the IPO caused certain provisions of the agreement to cease to be in effect.

              Piggyback Registration Rights.    Subject to specified limitations, all management members have unlimited piggyback registration rights. The Company has agreed to pay all registration expenses relating to these registrations.

Registration Rights Agreement

              In connection with the IPO, we entered into a registration rights agreement with Wanda (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed to use its best efforts to effect

21

registered offerings upon request from Wanda and to grant incidental or "piggyback" registration rights with respect to any Class A common stock held by Wanda. The Class B common stock converts to Class A common stock in certain circumstances.

              The obligation to effect any demand for registration by Wanda is subject to certain conditions, including limitations on the number of demand registrations and limitations on the minimum value of securities to be registered. In connection with any registration effected pursuant to the terms of the Registration Rights Agreement, we will be required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration are to be paid by Wanda. We have also agreed to indemnify the holders of registrable securities against all claims, losses, damages and liabilities with respect to each registration effected pursuant to the Registration Rights Agreement.

Tax Sharing Agreement

              In connection with the IPO, we entered into a tax agreement with a U.S. subsidiary of Wanda. Pursuant to the tax agreement, for any period that we were members of any consolidated or other tax group of which the Wanda subsidiary was the common parent, we will pay the group's tax liabilities attributable to our activities up to the amount that would be payable by us if the Company was the common parent of the consolidated or other tax group and, in addition, we will have the right to control the filing of tax returns, audits and other tax matters of any such consolidated or other tax group.

Wanda Receivables

              As of December 31, 2019, the Company recorded a receivable due from Wanda of $753,652 for reimbursement of general administrative and other expense incurred on behalf of Wanda.

Silver Lake Notes

              On September 14, 2018, the Company entered into an investment agreement (the "Investment Agreement") with Silver Lake Alpine, L.P., an affiliate of Silver Lake, relating to the issuance to Silver Lake (or its designated affiliates) of $600.0 million principal amount of 2.95% convertible senior unsecured notes due 2024 (the "Notes") for a purchase price equal to 100% of the principal amount, subject to certain adjustments for expense reimbursement.

              Upon conversion by a holder thereof, the Company shall deliver at its election, either cash, shares of the Company's Class A common stock or a combination of cash and shares of the Company's Class A common stock at a conversion rate of 52.7704 per $1,000 principal amount of the Notes (which represents an initial conversion price of $20.50 per share minus the $1.55 per share dividend declared by the Board on September 14, 2018), in each case subject to customary anti-dilution and certain other adjustments. In addition to typical anti-dilution adjustments, in the event that the then-applicable conversion price is greater than 120% of the average of the volume-weighted average price of the Company's Class A common stock for the ten days prior to the second anniversary of issuance (the "Reset Conversion Price"), the conversion price for the Notes is subject to a reset provision that would adjust the conversion price downward to such Reset Conversion Price. However, this conversion price reset provision is subject to a conversion price floor such that the shares of the Class A Common Stock issuable upon conversion would not exceed 30% of the Company's then-outstanding fully-diluted share capital. In addition, a trigger of the reset provision would result in certain shares of the Class B Common Stock held by Wanda and its affiliates becoming subject to forfeiture and cancellation by the Company pursuant to the Stock Repurchase Agreement described below.

Silver Lake Investment Agreement

              Board Representation.    Pursuant to the Investment Agreement, as long as Silver Lake and its affiliates beneficially own at least 20% (or, if Silver Lake syndicates an aggregate principal amount of Notes equal to or in excess of $75 million, then 25%) of the outstanding common stock of the Company beneficially owned by them immediately following the closing contemplated by the Investment Agreement and any such syndication, assuming the conversion of the Notes on a full physical basis into the Company's Class A Common Stock and subject to certain exclusions, Silver Lake will have the right to nominate a Silver Lake managing director as a director on the Board who will serve on all standing committees of the Board

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(to the extent permitted pursuant to the independence requirements under applicable laws). In connection with the foregoing, Lee Wittlinger, Managing Director of Silver Lake, was appointed to the Board.

              Additionally, for so long as Silver Lake has the right to nominate an individual to the Board, Silver Lake will be entitled to appoint a Board observer who will observe Board meetings and receive copies of all Board materials. In addition, Silver Lake will assisted the Company with identifying a current or former executive in the technology, media, telecommunications or similar industry to serve as an independent director on the Board, with such director selection to be subject to approvals by the Board and the Nominating and Corporate Governance Committee, which resulted in the appointment of Adam Sussman to the Board.

              Standstill Obligations.    Silver Lake and certain of its affiliates will be subject to certain standstill obligations until the later of (i) the date that is nine months following such time as Silver Lake no longer has a representative, and no longer has rights to have a representative, on the Board and (ii) the three-year anniversary of the closing (such period, the "Standstill Period"). During the Standstill Period, Silver Lake and such affiliates will not, among other things and subject to specified exceptions (a) acquire any securities of the Company if, immediately after such acquisition, Silver Lake, together with certain of its affiliates, would beneficially own more than 27.5% of the then outstanding common stock of the Company assuming the conversion of the Notes on a full physical basis into the Company's Class A Common Stock and subject to certain exclusions; (b) participate in any solicitation of proxies; or (c) form, join or participate in any group (as defined in Section 13(d)(3) of the Exchange Act, as amended).

              During the period from the second to the third anniversary of closing, Silver Lake will have certain rights to purchase a pro rata portion of any equity securities, or instruments convertible into or exchangeable for any equity securities, in certain proposed offerings by the Company (the "Participation Rights"). Silver Lake's Participation Rights will not apply in connection with certain excluded transactions, including any acquisitions, strategic partnerships or commercial arrangements entered into by the Company or any equity compensation plans, or underwritten offerings.

              Silver Lake is also entitled to certain registration rights for the Notes and the shares of common stock issuable upon conversion of the Notes, subject to specified limitations.

Wanda Repurchase Agreement

              On September 14, 2018, the Company entered into a Stock Repurchase and Cancellation Agreement (the "Stock Repurchase Agreement") with Wanda, pursuant to which the Company repurchased 24,057,143 shares of the Company's Class B common stock held by Wanda at a price of $17.50 per share. Additionally, pursuant to the Stock Repurchase Agreement up to 5,666,000 of the shares of the Company's Class B common stock held by Wanda following such repurchase (the "Forfeiture Shares") are subject to forfeiture and cancellation by the Company from September 14, 2018 until the earliest of the maturity date of the Notes, the date that no Notes are outstanding and the failure of the reset provision contained in the Indenture to be triggered on September 14, 2020. The Forfeiture Shares, or a portion thereof depending on the magnitude of the change in the conversion price, will be forfeited to the Company and cancelled in the event that the reset provision contained in the Indenture is triggered on September 14, 2020 and subsequently holders of the Notes convert the Notes, with the entire amount of Forfeiture Shares forfeited and cancelled in the event that the reset provision results in a change in conversion price to the conversion price floor and holders of the Notes subsequently convert the Notes.

              The Stock Repurchase Agreement also provides that for so long as Silver Lake is entitled to nominate an individual to the Board, Wanda will not vote or exercise its right to consent in favor of any directors that were not previously approved by the Board and proposed on the Company's slate of directors at any meeting of stockholders of the Company at which any individuals to be elected to the Board are submitted for the consideration and vote of the stockholders of the Company.

Right of First Refusal Agreement

              On September 14, 2018, the Company, Silver Lake and Wanda entered into a Right of First Refusal Agreement (the "ROFR Agreement"), which provides Silver Lake certain rights to purchase shares of the Company's common stock that Wanda proposes to sell during a period of two years from the date of execution of the ROFR Agreement or, if earlier, until such time that Wanda and its affiliates cease to beneficially own at least 50.1% of the total voting power of the Company's

23

voting stock. Under the ROFR Agreement, in the event that Wanda and its affiliates cease to beneficially own at least 50.1% of the total voting power of the Company's voting stock, then the Company will have the same right of first refusal over sales of the Company's common stock by Wanda as described above until the expiration of the two-year period beginning on the date of execution of the ROFR Agreement. In such event, the Company may exercise such right to purchase shares from Wanda from time to time pursuant to the ROFR Agreement in its sole discretion, subject to approval by the disinterested directors of the Board. If the Company determines to exercise its right to purchase shares from Wanda pursuant to the ROFR Agreement, it will have the obligation under the Investment Agreement to offer to sell to Silver Lake a like number of shares of the Company's Class A Common Stock, at the same per share price at which it purchased the Wanda shares.

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PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee is responsible for overseeing the qualifications, engagement, compensation, independence, and performance of the independent registered public accounting firm retained to audit the Company's consolidated financial statements and its internal control over financial reporting. The Audit Committee requires and, with its chairperson, oversees the selection process for new lead audit engagement and concurring partners every five years. Throughout this process, the Audit Committee and management will provide input to Ernst & Young, LLP ("EY") about AMC priorities, discuss candidate qualifications and interview potential candidates put forth by the firm. The Audit Committee will also require other key EY partners assigned to our audit to be rotated as required by the PCAOB. To help ensure continuing auditor independence, the Audit Committee will continue to periodically consider whether there should be a regular rotation of the independent auditor.

The RFP Process

              In 2019, the Audit Committee conducted a comprehensive request for proposal ("RFP") process, which resulted in the Audit Committee selecting EY as the new independent registered public accounting firm for 2020. KPMG LLP ("KPMG") continued to serve as the Company's independent registered public accounting firm for the year ended December 31, 2019, having served continuously in that role since 2009. KPMG participated in the RFP process along with several other independent registered public accounting firms.

              On November 14, 2019, following the conclusion of the RFP process and after careful consideration of each firm's qualifications, the Audit Committee approved the engagement of EY as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2020. The Audit Committee believes that the engagement of EY as the Company's independent registered public accounting firm for 2020 is in the best interest of the Company and our stockholders.

              KPMG was dismissed as the Company's independent registered public accounting firm effective as of February 27, 2020, when the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the SEC.

              KPMG's audit reports on the Company's consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

              KPMG's report on the consolidated financial statements of the Company as of and for the years ended December 31, 2019 and 2018, contained separate paragraphs stating that as discussed in Notes 1 and 2 (for the year ended December 31, 2019) and Note 1 (for the year ended December 31, 2018) to the consolidated financial statements, the Company has changed its method of accounting for the recognition of revenue and certain costs as of January 1, 2018 due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers and as discussed in Notes 1 and 3 to the consolidated financial statements for the year ended December 31, 2019, the Company has changed its method of accounting for leases as of January 1, 2019 due to the adoption of ASC Topic 842, Leases.

              During the years ended December 31, 2019 and 2018, and the subsequent interim periods through February 27, 2020, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports on the Company's consolidated financial statements for such years; and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

              During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim periods through February 27, 2020, neither the Company nor anyone on its behalf has consulted with EY regarding: (i) the application of

25

accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

              The Company filed a Form 8-K with the SEC disclosing this change in its independent registered public accounting firm on November 20, 2019.

              We are asking our stockholders to ratify the selection of EY as our independent registered public accounting firm for 2020. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of the Company and our stockholders. If the stockholders fail to ratify the selection of this firm, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of EY.

              Representatives from KPMG and EY are expected to attend the 2020 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

              The Board recommends a vote "FOR" ratification of the selection of EY as our independent registered public accounting firm for 2020.

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AUDIT COMMITTEE REPORT

              Our Audit Committee reviews our financial reporting process on behalf of our Board. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2019 Annual Report on Form 10-K with our management and our independent registered public accounting firm for 2019, KPMG. Our management is responsible for the financial statements and the reporting process, including the system of internal controls. KPMG is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and expressing an opinion on the effectiveness of the Company's internal control over financial reporting.

              The Audit Committee has discussed with KPMG the matters requiring discussion by Statement on Auditing Standard No. 1301, Communication with Audit Committees (as amended), and all other matters required to be discussed with the auditors. In addition, the Audit Committee has received the written disclosures and the letters from KPMG and EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence. The Audit Committee has concluded that the independent auditors currently meet applicable independence standards.

              Based on the reviews and discussions to which we refer above, the Audit Committee recommended to our Board (and our Board has approved) that the audited financial statements be included in our 2019 Annual Report on Form 10-K, for filing with the SEC.

              Audit Committee of the Board of Directors

    Kathleen M. Pawlus (Chairperson)
    Lloyd Hill
    Anthony J. Saich
    Lee E. Wittlinger

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PRINCIPAL ACCOUNTING FEES AND SERVICES

              The following table shows the fees that the Company was billed for the audit and other services provided by KPMG for the years ended December 31, 2019 and December 31, 2018. The Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of KPMG and determined they were compatible. The Audit Committee has the sole right to engage and terminate the Company's independent registered public accounting firm, to pre-approve their performance of audit services and permitted non-audit services, and to approve all audit and non-audit fees.

Type of Fee	Year Ended December 31, 2019	Year Ended December 31, 2018

Audit Fees(1)	$5,339,820	$10,519,782
Audit-Related Fees(2)	1,092,322	1,006,071
Tax Fees(3)	575,357	1,236,638

Total	$7,007,499	$12,762,491

(1)
Audit Fees include the audit of our annual financial statements and our internal control over financial reporting, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the years ended December 31, 2019 and December 31, 2018. Services for December 31, 2018 also include those related to a potential international public offering that was not undertaken.

(2)
Audit-Related Fees includes assurance and related services by KPMG that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees."

(3)
Tax Fees include professional services rendered by KPMG for U.S. and international tax return preparation and tax compliance.

Audit Committee Pre-Approval Policy

              The Audit Committee has adopted policies and procedures for the pre-approval of audit services and permitted non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm's independence. The policies provide general pre-approval for certain types of services, as well as approved costs for those services. The term of any general pre-approval is twelve months from the date of pre-approval unless the Audit Committee specifies otherwise. Any costs or services that are not given general pre-approval require specific pre-approval by the Audit Committee. The policy directs that, if management must make a judgment as to whether a proposed service is a pre-approved service, management should seek approval of the Audit Committee before such service is performed.

              Requests to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee (or the chairperson of the Audit Committee as provided below) by both the independent auditor and management, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. Under the Audit Committee's pre-approval policy, the chairperson of the Audit Committee has the authority to address any requests made for pre-approval of services between Audit Committee meetings, and the chairperson must report any pre-approval decisions made between Audit Committee meetings to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating its responsibility to pre-approve any permitted services to management.

              The Audit Committee pre-approved all services provided by KPMG for 2019.

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COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

              The Compensation Committee has reviewed and discussed with management the disclosures contained in the following section entitled "Compensation Discussion and Analysis." Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled "Compensation Discussion and Analysis" be included in this Proxy Statement for the 2020 Annual Meeting.

              Members of the Compensation Committee:

    Lee E. Wittlinger, Chairperson
    Lloyd Hill (Chairperson during 2019)
    Howard W. "Hawk" Koch, Jr.
    John Zeng

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COMPENSATION DISCUSSION AND ANALYSIS

              The following Compensation Discussion & Analysis ("CD&A") describes the philosophy, objectives and structure of our fiscal year 2019 executive compensation program. This CD&A is intended to be read in conjunction with the tables below, which provide further historical compensation information for our NEOs as identified below.

Name	Position

Adam M. Aron	Chief Executive Officer, President and Director
Craig R. Ramsey(1)	Executive Vice President and Chief Financial Officer
John D. McDonald	Executive Vice President, U.S. Operations
Elizabeth F. Frank	Executive Vice President, Worldwide Programming and Chief Content Officer
Stephen A. Colanero	Executive Vice President, Chief Marketing Officer

(1)
Mr. Ramsey retired effective February 28, 2020

EXECUTIVE SUMMARY

2019 Business Highlights

              In 2019 the Company was faced with a 2.2% decline in box office and 2.1% decline in attendance domestically and a 3.2% decrease in box office and 2.8% increase in attendance in our much smaller international markets. However, despite industry headwinds, we produced strong financial and operational results for the year, including:

    •
    Total revenues were $5.47 billion, up slightly from the prior year, including a 2.9% increase in food and beverage revenue.

    •
    More than 356 million guests attended movies at our theatres, averaging 33,400 per screen.

    •
    A net loss of $149.1 million, with total adjusted EBITDA of $771.4 million and $730.6 million for compensation plan purposes (see Appendix A for a reconciliation of adjusted EBITDA and adjusted EBITDA for compensation purposes).

    •
    Net cash provided by operating activities was $579.0 million, up 10.7% from the prior year.

    •
    AMC Stubs A-List subscribers surpassed 900,000 even with a 10-15% price increase in our busiest states and increased competition. New program innovations including gift subscriptions and A-List Entourage were also launched.

    •
    As of December 31, 2019, there were more than 22 million member households enrolled in the AMC Stubs loyalty program, representing approximately 45% of our attendance in the US market. In addition, there were more than 4 million active members in the loyalty programs for our European theatres.

    •
    During 2019, reserved seating was implemented at all of our AMC and AMC Dine-In branded theatres in the US.

    •
    The first Dreamscape at AMC immersive virtual reality experience opened in Dallas, Texas.

    •
    AMC Cinemas opened its second theatre and first multi-screen location in Saudi Arabia.

    •
    The AMC Theatres On Demand service, allowing our AMC Stubs members to rent or purchase movies for viewing at home, was launched in late 2019.

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Compensation Decisions

              Our compensation program is grounded in a pay-for-performance philosophy. Performance goals in both our short- and long-term incentive plans are set at challenging levels, with the ultimate goal that the achievement of meaningful metrics will drive long-term, sustainable stockholder value growth. As such, our ability to achieve certain financial metrics during 2019 is reflected in the pay outcomes for our executives and our Compensation Committee's decisions, as follows:

  2019 Results and Earned Awards

    •
    Annual incentives paid out at 80% of target, on average, for our NEOs, below levels in the prior year. This was primarily driven by a corporate performance component, based on Adjusted EBITDA for AIP, which was approximately $730.6 million as compared to a target of $807.2 million. We continue to exclude cash distributions for non-consolidated subsidiaries and attributable EBITDA in determining annual incentive payouts. (See Appendix A for this calculation.)

    •
    The Performance Stock Units ("PSUs") awarded to executives in 2017 with cumulative performance targets covering a three-year period did not meet threshold performance (fiscal years 2017-2020 net earnings), and as a result these awards were forfeited and executives received zero payout.

  2020 Actions

    •
    Recognizing that the net profit threshold included in the performance goals for annual PSU grants since 2016 was not an appropriate condition for vesting due to the highly volatile nature of our industry and the fact that the market generally does not measure our performance based upon net profit, in February 2020, the Board, based upon the recommendation of the Compensation Committee, modified the outstanding PSU awards granted in 2018 and 2019 to remove the net profit threshold. The PSUs remain subject to achievement of three-year adjusted EBITDA and diluted earnings per share performance targets. Further, the net profit threshold will not be used for any compensation programs in 2020.

    •
    Commencing with the 2020 annual equity incentive grants, in order to better align compensation programs with market measures of company performance, the diluted earnings per share performance metric will be replaced with a free cash flow performance metric for a portion of annual PSU grants, with the remainder continuing to be subject to an adjusted EBITDA performance goal.

    •
    In order to provide greater incentive to attain performance within the vesting window, payouts at threshold for both annual cash incentives and long-term equity incentives will be increased from 30% to 50% of target starting in 2020. Outstanding equity awards will not be affected and will continue to vest on the previous scale. Maximum payout available will not change.

    •
    Based on the Company's recent performance and projected industry conditions in 2020, the Compensation Committee did not increase base salaries for our CEO, CFO, or our other NEOs for 2020.

    •
    To provide a long-term incentive to provide signicant returns to stockholders, the Compensation Committee approved a special grant of market price conditioned PSUs awarded to certain senior officers of the Company, including the NEOs. These special PSUs will vest upon attainment of target stock prices within the next 10 years. In exchange for the grants, the executives agreed to certain reductions in their total compensation, including base salary, annual cash bonus opportunity, and annual long-term incentive awards, for a period of 3 years. For more information on the special PSU grants, see the Company's Form 8-K filed with with the SEC on March 3, 2020.

    •
    In March of 2020 the COVID-19 pandemic caused a temporary suspension of substantially all of the Company's revenue generating business. In response, the base salaries of all officers, including our CEO, CFO and other NEOs were reduced by at least 20% for the duration of the suspension. In addition, non-healthcare employee

31

      benefits were reduced or eliminated. For more information on the impact of and the response to the COVID-19 pandemic, see the Company's Form 8-K filed with the SEC on April 17, 2020.

•	The realizable pay of our executives has been much lower than the figures in the Summary Compensation Table. For example, our CEO's equity grants over the past three years had an aggregate value, as reported on the Summary Compensation Table, of approximately $17.6 million; due to the decline in share price over that time period and the Company's performance against targets, the realizable value of those grants at target was only $6.3 million as of December 31, 2019.

This simple illustration shows how our CEO's pay is aligned with our stock price performance, and therefore aligned with the interests of stockholders.

How Our Compensation Program Works

              The Compensation Committee regularly reviews best practices in executive compensation and uses the following guidelines to design our compensation programs:

Components of Our Pay

              Our Compensation Committee oversees our executive compensation program, which includes three primary compensation elements: base salary, annual cash incentives, and long-term equity awards. The Compensation Committee has tailored our program to incentivize and reward specific aspects of Company performance that it believes are central to delivering long-term stockholder value.

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              The Compensation Committee utilizes the above mentioned compensation elements to promote a performance-based culture that aligns the interests of management and stockholders. To do this, the committee chooses an appropriate balance of fixed and variable pay as well as long-term versus short-term incentives and opportunities. In 2019, our target pay mix was as follows:

CEO Target Pay Mix	Average Other NEO Target Pay Mix

Consideration of Say on Pay Results

              The Board and the Compensation Committee continually evaluate our compensation policies and practices. As part of that process, the Board and the Compensation Committee consider the results of our annual advisory vote on executive compensation, commonly known as the "say-on-pay" vote. At our 2019 Annual Meeting, approximately 99% of the votes were cast in support of the say-on-pay proposal. The Company has considered this voting result, and in light of this strong support, our compensation policies and decisions continue to be focused on financial performance and aligning the interests of executives with the interests of stockholders.

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EXECUTIVE COMPENSATION PHILOSOPHY AND PROGRAM OBJECTIVES

              The goals of the Compensation Committee with respect to executive compensation are:

    •
    to attract, retain, motivate and reward talented executives;

    •
    to tie annual compensation incentives to the achievement of specified performance objectives; and

    •
    to achieve long-term creation of value for our stockholders by aligning the interests of these executives with those of our stockholders.

              To achieve these goals, we endeavor to maintain compensation plans that tie a substantial portion of executives' overall compensation to key strategic, operational and financial goals and other non-financial goals that the Compensation Committee deems important. The Compensation Committee evaluates our compensation programs to ensure they are supportive of these goals and our business strategy and align the interests of our executives with those of our stockholders.

EXECUTIVE COMPENSATION PROGRAM ELEMENTS

              Our executive compensation program primarily consists of a combination of base salary, annual cash incentives, and long-term equity incentives. Our Compensation Committee believes that a combination of these elements offers the best approach to achieving our compensation goals, including attracting and retaining talented and capable executives and motivating our executives and other officers to expend maximum effort to improve the business results and earnings and create long-term, sustainable growth of stockholder value.

Base Salaries

              Base salaries for our NEOs are reviewed from time to time by the Compensation Committee and may be increased pursuant to such review and in accordance with guidelines contained in the various employment agreements in order to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Base salaries for our NEOs are established based on several considerations, including:

    •
    the scope of their responsibilities

    •
    current competitive practices of peer group companies

    •
    individual performance and achievements

    •
    current compensation

    •
    recommendations from the CEO for executives (other than the CEO)

              The table below shows the annual base salaries for our NEOs for 2019, compared to 2018:

Executive	2019 Base Salary	2018 Base Salary	% Increase

Adam M. Aron	$1,250,000	$1,100,000	13.6%
Craig R. Ramsey	$750,000	$650,000	15.4%
John D. McDonald	$555,880	$534,500	4.0%
Elizabeth F. Frank	$555,880	$534,500	4.0%
Stephen A Colanero	$535,000	$500,000	7.0%

              Mr. Aron's and Mr. Ramsey's base salary increases were approved to more closely align them with the base salaries for comparable positions among our compensation peer group.

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Annual Incentive Program

              The Compensation Committee has the authority to award annual incentive bonuses to our NEOs pursuant to our annual incentive compensation program ("AIP"), which historically have been paid in cash and traditionally have been paid in a single installment in the first quarter of the subsequent year upon certification of performance by the Compensation Committee.

              Under employment agreements with our NEOs, each NEO is eligible for an annual bonus, as it may be determined by the Compensation Committee from time to time. We believe that annual bonuses based on performance serve to align the interests of management and stockholders. Individual bonuses are performance based and, as such, can be highly variable from year to year. The annual incentive bonus opportunities for our NEOs are determined by our Compensation Committee, taking into account the recommendation of our CEO (except with respect to his own bonus).

Payout Opportunities

              The aggregate bonus for each NEO, except for Mr. Aron and Mr. Ramsey, was apportioned to a Company component (80%) and an individual component (20%). However, in the case of Mr. Aron and Mr. Ramsey, their aggregate bonus is entirely based on Company performance with no individual component.

2019 Performance Goals

              Company Performance:    For 2019, this component was based on attainment of Adjusted EBITDA for AIP goals, with payouts ranging from 0% to 200% of target. Adjusted EBITDA for AIP ranged from a threshold of $645,774,400 (0% payout) to a maximum of $968,661,600 (200% payout). Company performance is highly dependent upon the timing and popularity of the films released by distributors in the markets in which we operate leading to the potential for volatility and requiring a significant number of assumptions and projections involved in setting performance targets. The following table presents the AIP payout scale for the Company component:

Note: Adjusted EBITDA for AIP is calculated as set forth on Appendix A.

              For Mr. Aron and Mr. Ramsey, the Compensation Committee reserved discretion to reduce the Company component payout or cancel in its entirety in the event the Company failed to achieve 2019 net loss (exclusive of certain items) of no more than $60,140,000.

              Individual Performance:    The individual component of the bonus is based on achievement of individual key performance objectives and overall individual performance and contribution to our strategic and financial goals. Our Compensation Committee and, except with respect to his own bonus, our CEO, retain certain discretion to decrease or increase individual component bonuses relative to the targets based on qualitative or other subjective factors deemed relevant by the Compensation Committee.

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2019 Payouts

              The following table summarizes the AIP bonus for our NEOs for 2019:

Opportunity

		Target						Actual

	2019 Base	(as % of base	Target	Allocation		Achievement		2019 Earned

Executive	Salary	salary)	($)	Company	Individual	Company	Individual	AIP

Adam M. Aron	$1,250,000	200%	$2,500,000	100%	—	77%	—	$1,925,000
Craig R. Ramsey	$750,000	70%	$525,000	100%	—	77%	—	$404,250
John D. McDonald	$555,880	70%	$389,100	80%	20%	77%	100%	$317,501
Elizabeth F. Frank	$555,880	65%	$361,300	80%	20%	77%	100%	$294,819
Stephen A. Colanero	$535,000	65%	$347,750	80%	20%	77%	110%	$290,719

              Our Compensation Committee and the Board have approved bonus amounts to be paid for the performance during 2019. The Company attained Adjusted EBITDA for AIP of $730,629,000 (calculated as set forth on Appendix A) for the year ended December 31, 2019. The Compensation Committee determined this to be a 77% payout of the Company component.

              The Compensation Committee determined that Company exceeded the net earnings threshold applicable to Mr. Aron and Mr. Ramsey.

              For the other NEOs, the individual component, which was subject to the approval by the Compensation Committee, was approved following a review of each NEO's individual performance and contribution to our strategic and financial goals. Bonus amounts awarded under the individual component bonuses of the AIP attained by certain NEOs ranged from 100% to 110% of target. The key performance considerations for the other NEOs are outlined below:

  John D. McDonald, Executive Vice President, US Operations

    •
    Associate engagement levels among the US field operations organization

    •
    Overall guest satisfaction scores for US theatres

    •
    US food and beverage revenue and gross profit

    •
    US theatre adjusted EBITDA before rent

  Elizabeth F. Frank, Executive Vice President, Worldwide Programming and Chief Content Officer

    •
    Film exhibition costs paid to studios

    •
    Gift card and exchange ticket sales

    •
    Programming promotional support received from studios

    •
    Innovation in studio relationships

  Stephen A. Colanero, Executive Vice President, Chief Marketing Officer

    •
    Management and expansion of the AMC Stubs and AMC Stubs A-List programs

    •
    Promotion of a positive AMC brand reputation

    •
    Implementation of marketing initiatives to drive the guest relationship

    •
    Social media engagement with the AMC brand

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Equity-Based Incentive Compensation Program

              Our Compensation Committee believes that the equity-based incentive compensation program furthers our goal to attract, retain and motivate talented executives by enabling such executives to participate in the Company's long-term growth and financial success and aligns the interests of management and stockholders.

              Our annual grants are equally split between:

    •
    Time-vesting Restricted Stock Units ("RSUs"), which vest ratably over three years; and

    •
    Performance-vesting PSUs.

              Each RSU and PSU represents the right to receive one share of Class A common stock on a future settlement date. To determine the size of grants, our Compensation Committee considers prior executive performance, level of responsibility, the executive's ability to influence the Company's long-term growth and business performance, among other factors. The Compensation Committee does not apply a strict methodology to these factors, and does not benchmark executive pay to a particular reference point of the peer group.

2019 Equity Grants

              On March 6, 2019, the Compensation Committee approved grants of RSUs, and PSUs, to certain of the Company's employees under the 2013 Equity Incentive Plan ("EIP"). Our NEOs received the following grants (in units):

Executive	RSUs	PSUs	Total

Adam M. Aron	214,159	214,159	428,318
Craig R. Ramsey	42,832	42,832	85,664
John D. McDonald	28,269	28,269	56,538
Elizabeth F. Frank	28,269	28,269	56,538
Stephen A. Colanero	28,269	28,269	56,538

Restricted Stock Units

              The RSUs granted in 2019 vest ratably over a three-year period, with the first tranche vesting on the first business day of the fiscal year starting after the grant date. The executive must remain employed by the Company on such vesting date(s). A dividend equivalent equal to the amount paid in respect of one share of Class A common stock underlying the RSUs begins accruing with respect to the RSUs on the date of grant. Such accrued dividend equivalents are paid to the holder upon settlement of the RSUs.

Performance Stock Units

              With respect to our NEOs, 50% of the grant consisted of PSUs with three-year cumulative net profit, Adjusted EBITDA, and diluted earnings per share performance target conditions and service conditions. Company performance is highly dependent upon the timing and popularity of the films released by distributors in the markets in which we operate leading to the potential for volatility and requiring a significant number of assumptions and projections involved in setting performance targets.

              All of the PSUs were awarded subject to a cumulative net profit threshold of $41,695,200 during the performance period. If the net profit threshold was not achieved, all of the PSUs were to be forfeited. If the net profit threshold was achieved, then vesting was based on the attainment of other performance goals. Recognizing that the net profit threshold was not an appropriate condition for vesting, in February 2020, the Board, based upon the recommendation of the Compensation Committee, modified the both the 2018 PSUs and 2019 PSUs to remove the net profit threshold. The modifications were approved in recognition of the highly volatile nature of our industry and the fact that the market generally does not measure our performance based upon net profit. The modification had no effect on the adjusted EBITDA

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and diluted earnings per share performance targets. After giving effect to the modification, vesting of the PSUs will be based upon the following cumulative three-year performance goals:

		Performance Goals

Metric	Weighting	Threshold	Target	Maximum

Adjusted EBITDA(1)	70%	$2,181,136,800	$2,726,421,000	$3,271,705,200
Diluted EPS	30%	$0.392	$0.49	$0.588
	Potential Payout	30%	100%	200%

(1)
Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net earnings as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA for the PSU grants is calculated in the same manner as for the AIP, as set forth on Appendix A.

              In making determinations regarding achievement of the Performance Goals for the PSUs, the Compensation Committee has provided that all accounting items and share count impacts related to (i) the 2.95% Convertible Senior Unsecured Notes due 2024 issued on September 14, 2018, (ii) the Stock Repurchase and Cancellation Agreement by and between Wanda America Entertainment, Inc. and the Company dated as of September 14, 2018, and (iii) Board approved refinancing of debt obligations will be disregarded.

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COMPENSATION SETTING PROCESS

Independent Compensation Consultant

              For compensation related decisions effective for 2019, the Compensation Committee retained the services of Aon as independent executive compensation consultant to advise the Compensation Committee on compensation matters related to the executive and director compensation programs. In 2019, Aon assisted the Compensation Committee with, among other things:

    •
    executive and director market pay analysis;

    •
    reviewing and making changes to the compensation peer group;

    •
    development of executive and director pay programs;

    •
    CEO pay recommendations; and

    •
    Assisting with the Compensation, Discussion and Analysis disclosures.

              Aon reported to the Compensation Committee and had direct access to the Chairperson and the other members of the Compensation Committee.

              The Compensation Committee conducted a specific review of its relationship with Aon in 2019, and determined that Aon's work for the Compensation Committee did not raise any conflicts of interest. Aon's work has conformed to the independence factors and guidance provided by the Dodd-Frank Act, the SEC and the NYSE.

2019 Peer Group

              The Company has adopted a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices. Peer companies were selected based on industry classification, company size in terms of revenue and market capitalization, and similarity in business operations. The Compensation Committee periodically reviews and updates the peer group, as necessary, upon recommendation of its independent executive compensation consultant.

              For 2019, the Company's peer group consisted of the following 18 companies:

AMC Networks Inc.	Discovery Communications, Inc.	Marriott International, Inc.
Bloomin' Brands, Inc.	Hilton, Inc..	Norwegian Cruise Line Holdings, Ltd..
Brinker International, Inc.	Hyatt Hotels Corporation	Royal Caribbean Cruises, Ltd.
Carnival Corporation	IMAX Corporation	Sinclair Broadcast Group, Inc.
Cinemark Holdings Inc.	Lions Gate Entertainment Corp	TEGNA, Inc
Darden Restaurants, Inc	Live Nation Entertainment, Inc.	Wyndham Worldwide Corporation

              Based on the selection factors mentioned above, the Compensation Committee reviewed the 2018 peer group composition and removed the following companies for 2019 due to mergers:

Removed

Regal Entertainment Corp Scripps Networks Interactive, Inc.

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OTHER COMPENSATION PRACTICES

Compensation Clawback Policy

              Pursuant to the terms of the EIP, for a period of one year following the date on which the value of an award under the EIP is realized, such value must be repaid in the event (i) the NEO is terminated for "Cause" (as defined in the NEO's respective employment agreement), or (ii) after termination for any other reason it is determined that such NEO (a) engaged in an act during his or her employment that would have warranted termination for "Cause", or (b) engaged in conduct that violated a continuing obligation to the Company. Mr. Aron's, Ms. Frank's, and Mr. Colanero's employment agreements require repayment of any bonus compensation based on materially inaccurate financial statements or performance metrics.

Executive Stock Ownership Guidelines

              The Company has adopted stock ownership guidelines for our NEOs, as follows:

Position	Requirement

President and CEO	3x base salary
Other NEOs	2x base salary

              Each NEO is required to achieve the applicable guideline ownership amount within three years after becoming an NEO. Although all NEOs have achieved the Class A common stock ownership guideline at some point, due to the Company's currently depressed stock price, certain NEOs do not currently hold sufficient shares to meet the requirements.

Anti-Hedging Policy

              Under our Insider Trading Policy, directors and officers (Vice President and above) are prohibited from engaging in short sales or investing in other kinds of hedging transactions or financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to offset any decrease in the market value of the Company's securities.

Retirement Benefits

              We provide retirement benefits to the NEOs under both qualified and non-qualified defined benefit and defined contribution retirement plans. The Defined Benefit Retirement Income Plan for Certain Employees of American Multi-Cinema, Inc. ("AMC Defined Benefit Retirement Income Plan") and the AMC 401(k) Savings Plan are both tax-qualified retirement plans in which the NEOs participate on substantially the same terms as our other participating employees. Due to limitations on benefits imposed by the Employee Retirement Income Security Act of 1974 ("ERISA"), we established a non-qualified supplemental defined benefit plan (the "AMC Supplemental Executive Retirement Plan"). On November 7, 2006, our Board approved a proposal to freeze the AMC Defined Benefit Retirement Income Plan and the AMC Supplemental Executive Retirement Plan, effective as of December 31, 2006. Benefits no longer accrue under the AMC Defined Benefit Retirement Income Plan or the AMC Supplemental Executive Retirement Plan for our NEOs or for other participants.

              The "Pension Benefits" table and related narrative section "Pension and Other Retirement Plans" below describes our qualified and non-qualified defined benefit plans in which our NEOs participate.

Non-Qualified Deferred Compensation Program

              NEOs are permitted to elect to defer base salaries and their cash bonuses under the AMC Non-Qualified Deferred Compensation Plan. Amounts deferred under the plans are credited with an investment return determined as if the participant's account were invested in one or more investment funds made available by the Company and selected by the participant. The Company may, but need not, credit the deferred compensation account of any participant with a discretionary or profit sharing credit as determined by the Company. We believe that providing the NEOs with deferred

40

compensation opportunities is a cost-effective way to permit officers to receive the tax benefits associated with delaying the income tax event on the compensation deferred, even though the related deduction for the Company is also deferred.

              The "Non-Qualified Deferred Compensation" table and related narrative section below describe the non-qualified deferred compensation plan and the benefits thereunder.

Severance and Other Benefits Upon Termination of Employment

              We believe that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage certain of our executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide the executives with severance benefits if they terminate their employment within a certain number of days following specified changes in their compensation, responsibilities or benefits following a change of control. Accordingly, we provide such protections for each of the NEOs and for other of our senior officers in their respective employment agreements. The Compensation Committee evaluates the level of severance benefits provided to our executive officers on a case-by-case basis. We consider these severance protections consistent with competitive practices.

              As described in more detail below under "Compensation Discussion and Analysis—Potential Payments Upon Termination or Change of Control," pursuant to their employment agreements, each of the NEOs is entitled to severance benefits in the event of termination of employment without cause and certain NEOs are entitled to severance benefits upon death or disability. In the case of Mr. Aron, Ms. Frank, and Mr. Colanero, resignation for good reason (as defined in their respective employment agreements) also entitles them to severance benefits.

Tax and Accounting

              Prior to 2018, Section 162(m) of the Internal Revenue Code generally disallowed publicly held companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officer and the three other most highly compensated executive officers unless such compensation qualified for an exemption for certain compensation that was based on performance. Pursuant to the 2017 Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the "Tax Act"), for fiscal years beginning after December 31, 2017, subject to certain transition rules, the performance-based compensation exception to the deduction limitations under Section 162(m) is no longer be available. As a result, for fiscal years beginning after December 31, 2017, all compensation in excess of $1,000,000 paid to the specified executives is not deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance based and consistent with the goals of the Company and its stockholders.

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EXECUTIVE COMPENSATION

Summary Compensation Table

              The following table presents information regarding compensation of our principal executive officer and our principal financial officer, and our three other most highly compensated executive officers for services rendered during the year ended December 31, 2019. These individuals are referred to as "NEOs."

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)(4)	All Other Compensation(5)	Total

Adam M. Aron	2019	$1,250,000	$—	$6,480,451	$1,925,000	$—	$16,348	$9,671,799
Chief Executive Officer,	2018	1,100,000	—	5,472,054	2,882,000	—	16,148	9,470,202
President and Director	2017	1,100,000	—	5,605,208	726,000	—	15,948	7,447,156
Craig R. Ramsey	2019	750,000		1,296,096	404,250	153,728	20,359	2,624,433
Executive Vice President	2018	650,000	—	1,243,643	596,050	—	20,159	2,509,852
and Chief Financial	2017	650,000	—	1,399,997	150,150	126,217	20,706	2,347,070
Officer
John D. McDonald	2019	555,880	—	855,420	317,501	539,283	15,041	2,283,125
Executive Vice President	2018	534,500	—	820,811	466,933	—	14,841	1,837,085
U.S. Operations	2017	534,500	—	966,867	173,619	339,511	15,948	2,030,445
Elizabeth F. Frank	2019	555,880	—	855,420	294,819	151,856	12,539	1,870,514
Executive Vice President,	2018	534,500	—	820,811	440,565	—	11,873	1,807,749
Worldwide Programming	2017	534,500	—	966,867	161,224	64,459	11,970	1,739,020
and Chief Content
Officer
Stephen A. Colanero(6)	2019	535,000	—	855,420	290,719	—	12,445	1,693,584
Executive Vice President,
Chief Marketing Officer

(1)
As required by SEC Rules, amounts shown in this column, "Stock Awards," presents the aggregate grant date fair value of RSUs, PSUs and stock awards granted in each year in accordance with ASC 718, Compensation—Stock Compensation and represents the value based on the probable outcome of performance conditions. See also Note 9—Stockholders' Equity to our audited financial statements for year ended December 31, 2019, included in our 2019 Annual Report on Form 10-K. These awards were made under the provisions of the equity-based incentive compensation program. See "Compensation Discussion and Analysis—2019 Equity Grants" above for information regarding the awards and the performance criteria. For 2019, the fair value of the RSUs and PSUs granted on March 6, 2019 was based on the closing price of the Company's common stock on March 6, 2019 of $15.13. For PSU's in 2019, the amount above reflects the probable outcome at the time of grant and for RSU's the maximum value is included. The probable (at time of grant) and maximum value of the PSU awards is detailed below:

	Probable	Maximum

Adam M. Aron
EIP—PSU	$3,240,226	$6,480,451
Craig R. Ramsey
EIP—PSU	648,048	1,296,096
John D. McDonald
EIP—PSU	427,710	855,420
Elizabeth F. Frank
EIP—PSU	427,710	855,420
Stephen A. Colanero
EIP—PSU	427,710	855,420
(2)
See "Compensation Discussion and Analysis—Annual Incentive Program" above for a discussion of the terms of our AIP.

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(3)
This column includes the aggregate increases and decreases in actuarial present value of each NEO's accumulated benefit amounts. The amount of aggregate decreases in actuarial present value in 2018 have been omitted from the Summary Compensation Table:

		Defined Benefit Plan	Supplemental Executive Retirement Plan

Craig R. Ramsey	2019	$41,609	$21,574
	2018	(29,844)	(15,474)
	2017	37,649	19,521
John D. McDonald	2019	126,612	65,647
	2018	(44,828)	(23,243)
	2017	62,067	32,181
(4)
This column also includes the nonqualified deferred compensation above market earnings for the difference between market interest rates determined pursuant to SEC rules and the interest contingently credited by the Company on salary deferred by the NEOs. For 2019, the above market earnings of 12.1% to 21.5% for Mr. Ramsey, Mr. McDonald, and Ms. Frank were $90,545, $347,024, and $151,856, respectively. For 2018, there were no above market earnings. For 2017, the above market earnings of 8.5% to 21.8% for Mr. Ramsey, Mr. McDonald, and Ms. Frank were $69,047, $245,263, and $64,459, respectively. Further discussion on the nonqualified deferred compensation for the NEOs can be found in the "Compensation Discussion and Analysis—Nonqualified Deferred Compensation" section.

(5)
All Other Compensation is comprised of Company matching contributions under our 401(k) savings plan which is a qualified defined contribution plan and life insurance premiums. The following table summarizes "All Other Compensation" provided to the NEOs for the year ended December 31, 2019:

	Company Matching Contributions to 401(k) Plan	Life Insurance Premiums	Total

Adam M. Aron	$11,200	$5,148	$16,348
Craig R. Ramsey	11,200	9,159	20,359
John D. McDonald	11,200	3,841	15,041
Elizabeth F. Frank	11,200	1,339	12,539
Stephen A. Colanero	11,200	1,245	12,445
(6)
Mr. Colanero was not an NEO in 2017 or 2018.

Description of Employment Agreements—Salary and Bonus Amounts

              We have entered into employment agreements with each of our NEOs. Change of control, severance arrangements and restrictive covenants in each of the NEO's employment agreements are discussed in detail below in the narrative section "Potential Payments Upon Termination or Change of Control."

              Pursuant to each NEO's employment agreement, the executive has agreed not to disclose any confidential information about the Company at any time during or after his/her employment with the Company.

              Adam M. Aron.    We entered into an employment agreement with Mr. Aron that became effective on January 4, 2016. Mr. Aron's employment agreement includes a three-year initial term, with automatic one-year extensions each year unless the Company or Mr. Aron provides notice not to extend. The agreement provides that Mr. Aron will receive an annual base salary of no less than $995,000, and a target incentive bonus opportunity for each year will be at least 125% of his base salary under the terms of the annual incentive plan in effect for the applicable year. The Board or Compensation Committee, based on its review, has discretion to increase (but not reduce) the base salary each year. Under the agreement, each year the Company will award Mr. Aron at least $4,000,000 of value in long-term incentive equity compensation, 50% of which will be RSUs vesting in equal annual installments over three years, and 50% of which will be PSUs which will vest after three years based on the achievement of reasonable performance criteria.

              Craig R. Ramsey.    We entered into an employment agreement with Mr. Ramsey on July 1, 2001. The term of the agreement was for two years, with automatic one-year extensions each year. The agreement provides that Mr. Ramsey will receive an annual base salary that is subject to annual review by the Compensation Committee, and can be increased but not decreased, and annual bonuses based on the applicable incentive program of the Company. In making its determination with respect to salary and bonus payout levels under the agreement, the Compensation Committee considers the factors discussed in the "Current Executive Compensation Program Elements" of the Compensation Discussion and Analysis above.

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              John D. McDonald.    We entered into an employment agreement with Mr. McDonald on July 1, 2001. The term of the agreement is for two years, with automatic one-year extensions each year. The agreement provides that Mr. McDonald will receive an annual base salary that is subject to annual review by the Compensation Committee, and can be increased but not decreased, and annual bonuses based on the applicable incentive program of the Company. In making its determination with respect to salary and bonus payout levels, the Compensation Committee considers the factors discussed in the "Current Executive Compensation Program Elements" of the Compensation Discussion and Analysis above.

              Elizabeth F. Frank.    We entered into an employment agreement with Ms. Frank on August 18, 2010. The term of the agreement is for two years, with automatic one-year extensions each year. The agreement provides that Ms. Frank will receive an annual base salary that is subject to annual review by the Compensation Committee and can be increased but not decreased. The employment agreement provides that Ms. Frank's target incentive bonus shall be determined by the Board (or a committee thereof). See "Executive Compensation Program Elements"—Annual Performance Bonus" above for information regarding the target incentive bonus under the AIP. In making its determination with respect to salary and bonus payout levels, the Committee considers the factors discussed in the "Current Executive Compensation Program Elements" of the Compensation Discussion and Analysis above.

              Stephen A. Colanero.    We entered into an employment agreement with Mr. Colanero on November 24, 2009. The term of the agreement is for two years, with automatic one-year extensions each year. The agreement provides that Mr. Colanero will receive an annual base salary that is subject to annual review by the Compensation Committee and can be increased but not decreased. The employment agreement provides that Mr. Colanero's target incentive bonus shall be determined by the Board (or a committee thereof). See "Executive Compensation Program Elements"—Annual Performance Bonus" above for information regarding the target incentive bonus under the AIP. In making its determination with respect to salary and bonus payout levels, the Committee considers the factors discussed in the "Current Executive Compensation Program Elements" of the Compensation Discussion and Analysis above.

Limitation of Liability and Indemnification of Directors and Officers

              We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance, if available on reasonable terms.

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Grants of Plan-Based Awards

              The following table summarizes plan-based awards granted to NEOs during the year ended December 31, 2019:

			Estimated Future Payouts Under Non-Equity IncentivePlan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number Of Shares Of	Grant Date Fair Value of Stock and

Name	Approval Date	Grant Date	Target 100%	Maximum	Threshold (#)	Target (#)	Maximum (#)	Stock Or Units (#)	Option Awards

Adam M. Aron
AIP—Company(1)	N/A	N/A	$2,500,000	$5,000,000
EIP—RSU(3)	3/5/19	3/6/19						214,159	$3,240,226
EIP—PSU(4)	3/5/19	3/6/19			64,249	214,159	428,318		3,240,226
Craig R. Ramsey
AIP—Company(1)	N/A	N/A	525,000	1,050,000
EIP—RSU(3)	3/5/19	3/6/19						42,832	648,048
EIP—PSU(4)	3/5/19	3/6/19			12,850	42,832	85,664		648,048
John D. McDonald
AIP—Company(1)	N/A	N/A	311,300	622,600
AIP—Individual(2)	N/A	N/A	77,800	N/A
EIP—RSU(3)	3/5/19	3/6/19						28,269	427,710
EIP—PSU(4)	3/5/19	3/6/19			8,481	28,269	56,538		427,710
Elizabeth F. Frank
AIP—Company(1)	N/A	N/A	289,050	578,100
AIP—Individual(2)	N/A	N/A	72,250	N/A
EIP—RSU(3)	3/5/19	3/6/19						28,269	427,710
EIP—PSU(4)	3/5/19	3/6/19			8,481	28,269	56,538		427,710
Stephen A. Colanero
AIP—Company(1)	N/A	N/A	278,200	556,400
AIP—Individual(2)	N/A	N/A	69,550	N/A
EIP—RSU(3)	3/5/19	3/6/19						28,269	427,710
EIP—PSU(4)	3/5/19	3/6/19			8,481	28,269	56,538		427,710

(1)
These awards were made under the provisions of the AIP. The Company component payout was on a scale ranging from 0% to 200% of target based on adjusted EBITDA for AIP ranging from a threshold of $645,774,400 to a maximum of $968,661,600. No Company performance component of the AIP would be paid at or below attainment of $645,774,400 of threshold adjusted EBITDA; upon attainment of $807,218,000 of targeted adjusted EBITDA for AIP, the Company would pay 100% of target payout; and upon attainment of $968,661,600 of maximum adjusted EBITDA for AIP, each NEO would receive the maximum potential bonus of 200% of target payout. Payouts below target are ratable down to $1.00. See "Compensation Discussion and Analysis—Annual Incentive Program" above for a discussion of the AIP and the Summary Compensation Table for the actual amounts paid.

(2)
The individual component bonus of the AIP for the year ended December 31, 2019 was approved during the first quarter of 2020 following a review of each NEO's individual performance and contribution to the Company's strategic and financial goals. Individual component bonuses of the AIP attained by the NEOs ranged from 100% to 110% of target. See "Compensation Discussion and Analysis—Annual Incentive Program" above for the amounts achieved by each NEO.

(3)
Amounts shown in this row represent the number and aggregate grant date fair value of RSU awards granted by the Board and the Compensation Committee, in accordance with accounting rules ASC 718, Compensation—Stock Compensation. The grant date fair value of the RSUs was based on the closing price of the Company's common stock on March 6, 2019 of $15.13 per share. See "Compensation Discussion and Analysis—2019 Equity Grants" above.

(4)
Amounts shown in this row represents the number and aggregate grant date fair value of the PSU awards granted in accordance with accounting rules ASC 718, Compensation—Stock Compensation. The fair value of the PSUs at the grant date was $15.13 per share and was based on the closing price of the Company's common stock on March 6, 2019 and represents the probable outcome at grant date of the performance goals at the target amount. The grant consisted of PSUs with three-year cumulative net profit, adjusted EBITDA and diluted earnings per share performance target conditions and a service condition, covering a performance period beginning January 1, 2019 and ending on December 31, 2021. Subsequent to the grant, in February 2020, the Compensation Committee modified the grants to remove the net profit performance target condition. The PSUs will vest upon certification of achievement of the performance targets based on a scale ranging from achievement of 80% to 120% of the performance targets with the vested amount ranging ratably from 30% to 200%. See "Compensation Discussion and Analysis—2019 Equity Grants" above for additional information regarding the grant of the PSU and the performance targets.

45

Outstanding Equity Awards as of December 31, 2019

              The following table presents information regarding the outstanding equity awards held by our NEOs as of December 31, 2019:

			Stock Awards

					Equity Incentive Plan Awards:

Name	Grant Date	Award Type	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)(1)	Market or Payout Value Of Shares, Units or Other Rights That Have Not Vested ($)(2)

Adam M. Aron
EIP—RSU(3)	3/31/17	RSU	29,705	$215,064	—	$—
EIP—PSU(4)	3/31/17	PSU	—	—	26,734	193,554
EIP—RSU(5)	3/31/18	RSU	116,551	843,829	—	—
EIP—PSU(6)	3/31/18	PSU	—	—	36,714	265,809
EIP—PSU(7)	3/31/18	PSU	—	—	15,735	113,921
EIP—RSU(8)	3/6/19	RSU	214,159	1,550,511	—	—
EIP—PSU(9)	3/6/19	PSU	—	—	44,974	325,612
EIP—PSU(10)	3/6/19	PSU	—	—	19,275	139,551
Craig R. Ramsey
EIP—RSU(11)	3/31/17	RSU	6,751	48,877	—	—
EIP—PSU(4)	3/31/17	PSU	—	—	6,077	43,997
EIP—RSU(5)	3/31/18	RSU	26,489	191,780	—	—
EIP—PSU(6)	3/31/18	PSU	—	—	8,345	60,418
EIP—PSU(7)	3/31/18	PSU	—	—	3,576	25,890
EIP—RSU(8)	3/6/19	RSU	42,832	310,104	—	—
EIP—PSU(9)	3/6/19	PSU	—	—	8,995	65,124
EIP—PSU(10)	3/6/19	PSU	—	—	3,855	27,910
John D. McDonald
EIP—RSU(3)	3/31/17	RSU	4,456	32,261	—	—
EIP—PSU(4)	3/31/17	PSU	—	—	4,011	29,040
EIP—RSU(5)	3/31/18	RSU	17,483	126,577	—	—
EIP—PSU(6)	3/31/18	PSU	—	—	5,508	39,878
EIP—PSU(7)	3/31/18	PSU	—	—	2,361	17,094
EIP—RSU(8)	3/6/19	RSU	28,269	204,668	—	—
EIP—PSU(9)	3/6/19	PSU	—	—	5,937	42,984
EIP—PSU(10)	3/6/19	PSU	—	—	2,544	18,419
Elizabeth F. Frank
EIP—RSU(3)	3/31/17	RSU	4,456	32,261	—	—
EIP—PSU(4)	3/31/17	PSU	—	—	4,011	29,040
EIP—RSU(5)	3/31/18	RSU	17,483	126,577	—	—
EIP—PSU(6)	3/31/18	PSU	—	—	5,508	39,878
EIP—PSU(7)	3/31/18	PSU	—	—	2,361	17,094
EIP—RSU(8)	3/6/19	RSU	28,269	204,668	—	—
EIP—PSU(9)	3/6/19	PSU	—	—	5,937	42,984
EIP—PSU(10)	3/6/19	PSU	—	—	2,544	18,419
Stephen A. Colanero
EIP—RSU(3)	3/31/17	RSU	4,456	32,261	—	—
EIP—PSU(4)	3/31/17	PSU	—	—	4,011	29,040
EIP—RSU(5)	3/31/18	RSU	17,483	126,577	—	—
EIP—PSU(6)	3/31/18	PSU	—	—	5,508	39,878
EIP—PSU(7)	3/31/18	PSU	—	—	2,361	17,094
EIP—RSU(8)	3/6/19	RSU	28,269	204,668	—	—
EIP—PSU(9)	3/6/19	PSU	—	—	5,937	42,984
EIP—PSU(10)	3/6/19	PSU	—	—	2,544	18,419

(1)
Amount shown in this column represents the number of unvested units. Each unit will convert into one share of Class A common stock immediately upon vesting. See "Compensation Discussion and Analysis—2019 Equity Grants" above.

46

(2)
The fair market value was calculated based on the closing price of the Company's common stock on December 31, 2019 of $7.24 per share.

(3)
Amounts shown in this row represent the remaining unvested 1/3 number and the year-end market value of 2017 RSU 162(m) awards granted by the Board and the Compensation Committee, in accordance with accounting rules ASC 718, Compensation—Stock Compensation. The 2017 RSU 162(m) awards vest over three years with 1/3 vesting on the date the Compensation Committee certifies achievement of the performance goal for the prior fiscal year. For 2019, the final 1/3 of this award has been earned, and vested upon certification by the Compensation Committee in 2020.

(4)
Amounts shown in this row represent the threshold number of unvested and the year-end market value of the 2017 PSU awards granted in accordance with accounting rules of ASC 718, Compensation—Stock Compensation. The grant consisted of PSUs with a three-year cumulative performance targets covering a performance period beginning January 1, 2017 and ending on December 31, 2019. The PSUs vest upon certification of achievement of the performance goals and based upon the executive's employment during the performance period. During the performance period, the Company did not achieve the threshold level of performance applicable to the PSUs, so the values reflected represent the threshold level of potential vesting. The PSUs were forfeited in 2020 upon certification by the Compensation Committee that the performance conditions were not satisfied.

(5)
Amounts shown in this row represent the number of unvested and the year-end market value of the 2018 RSU award granted by the Board and the Compensation Committee. One half of this amount vested on January 2, 2020 and the final one half will vest on January 4, 2021.

(6)
Amounts shown in this row represent the threshold number of unvested and the year-end market value of the 2018 PSU awards granted in accordance with accounting rules of ASC 718, Compensation—Stock Compensation. The grant consisted of PSUs with a three-year cumulative performance targets covering a performance period beginning January 1, 2018 and ending on December 31, 2020. The PSUs vest upon certification of achievement of the performance goals and based upon the executive's employment during the performance period. Through the second year of the performance period, the Company has not achieved the threshold level of Adjusted EBITDA performance applicable to the PSUs, so the values reflected represent the threshold level of potential vesting.

(7)
Amounts shown in this row represent the threshold number of unvested and the year-end market value of the 2018 PSU awards granted in accordance with accounting rules of ASC 718, Compensation—Stock Compensation. The grant consisted of PSUs with a three-year cumulative performance targets covering a performance period beginning January 1, 2018 and ending on December 31, 2020. The PSUs vest upon certification of achievement of the performance goals and based upon the executive's employment during the performance period. Through the second year of the performance period, the Company has not achieved the threshold level of diluted EPS performance applicable to the PSUs, so the values reflected represent the threshold level of potential vesting.

(8)
Amounts shown in this row represent the number of unvested and year-end market value of the 2019 RSU award granted by the Board and the Compensation Committee. One-third of this amount vested on January 2, 2020 and an additional one-third will vest on each of January 4, 2021 and January 3, 2022.

(9)
Amounts shown in this row represent the threshold number of unvested and the year-end market value of the 2019 PSU awards granted in accordance with accounting rules of ASC 718, Compensation—Stock Compensation. The grant consisted of PSUs with a three-year cumulative performance targets covering a performance period beginning January 1, 2019 and ending on December 31, 2021. The PSUs vest upon certification of achievement of the performance goals and based upon the executive's employment during the performance period. Through the first year of the performance period, the Company has not achieved the threshold level of Adjusted EBITDA performance applicable to the PSUs, so the values reflected represent the threshold level of potential vesting.

(10)
Amounts shown in this row represent the threshold number of unvested and the year-end market value of the 2019 PSU awards granted in accordance with accounting rules of ASC 718, Compensation—Stock Compensation. The grant consisted of PSUs with a three-year cumulative performance targets covering a performance period beginning January 1, 2019 and ending on December 31, 2021. The PSUs vest upon certification of achievement of the performance goals and based upon the executive's employment during the performance period. Through the first year of the performance period, the Company has not achieved the threshold level of diluted EPS performance applicable to the PSUs, so the values reflected represent the threshold level of potential vesting.

(11)
Amounts shown in this row represent the remaining number of unvested and the year-end market value of the 2017 RSU award granted by the Board and the Compensation Committee. This amount vested on January 2, 2020.

47

Option Exercises and Stock Vested

              There were no options issued by the Company or exercised during the year ended December 31, 2019. The following table sets forth information on the vesting of the RSUs and PSUs for each NEO during the year ended December 31, 2019.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)

Adam M. Aron
EIP—RSU(2)	58,275	$751,165
EIP—RSU(3)	58,383	796,928
Craig R. Ramsey
EIP—RSU(2)	25,545	329,275
John D. McDonald
EIP—RSU(2)	8,741	112,671
EIP—RSU(3)	10,006	136,582
Elizabeth F. Frank
EIP—RSU(2)	8,741	112,671
EIP—RSU(3)	10,006	136,582
Stephen A. Colanero
EIP—RSU(2)	18,747	241,649

(1)
The amount in this column reflects the number of shares underlying the RSUs that vested during the year ended December 31, 2019.

(2)
The aggregate value upon vesting was calculated by multiplying the closing price of the Company's common stock of $12.89 on the vesting date of January 2, 2019 by the number of shares acquired on vesting.

(3)
The aggregate value upon vesting was calculated by multiplying the closing price of the Company's common stock of $13.65 on the vesting date of February 14, 2019 by the number of shares acquired on vesting.

Pension Benefits

              The following table presents information regarding the present value of accumulated benefits that may become payable to the NEOs under our qualified and nonqualified defined-benefit pension plans as of December 31, 2019.

Name	Plan Name	Number of Years Credited Service(#)(1)	Present Value of Accumulated Benefit($)(2)

Adam M. Aron	—	—	$—
Craig R. Ramsey	Defined Benefit Retirement Income Plan	12.00	366,811
	Supplemental Executive Retirement Plan	12.00	190,188
John D. McDonald	Defined Benefit Retirement Income Plan	31.05	829,751
	Supplemental Executive Retirement Plan	31.05	430,219
Elizabeth F. Frank	—	—	—
Stephen A. Colanero	—	—	—

(1)
The number of years credited service represents the numbers of years of service through December 31, 2006, the date the plans were frozen.

(2)
The accumulated benefit was based on service and earnings considered by the plans for the period through December 31, 2019. The present value has been calculated assuming the NEOs will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the plans. The discount rate assumption was 3.07%. The post-retirement mortality

48

  assumption was based on the PRI-2012 Employees Tables with the Retiree Contingent Survivor Tables for annuitants projected forward with scale MP-2019.

Pension and Other Retirement Plans

              We provide retirement benefits to the NEOs under the terms of qualified and non-qualified defined-benefit plans. The AMC Defined Benefit Retirement Income Plan is a tax-qualified retirement plan in which certain of the NEOs participate on substantially the same terms as our other participating employees. However, due to maximum limitations imposed by ERISA and the Internal Revenue Code on the annual amount of a pension which may be paid under a qualified defined-benefit plan, the benefits that would otherwise be payable to the NEOs under the Defined Benefit Retirement Income Plan are limited. Because we did not believe that it was appropriate for the NEOs' retirement benefits to be reduced because of limits under ERISA and the Internal Revenue Code, we have a non-qualified supplemental defined-benefit plan that permits the NEOs to receive the same benefit that would be paid under our qualified defined-benefit plan up to the old IRS limit, as indexed, as if the Omnibus Budget Reconciliation Act of 1993 had not been in effect. On November 7, 2006, our Board approved a proposal to freeze the AMC Defined Benefit Retirement Income Plan and the AMC Supplemental Executive Retirement Plan, effective as of December 31, 2006. The material terms of the AMC Defined Benefit Retirement Income Plan and the AMC Supplemental Executive Retirement Plan are described below. For additional information on the material assumptions with respect to these plans, see Note 1 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

              AMC Defined Benefit Retirement Income Plan.    The AMC Defined Benefit Retirement Income Plan is a non-contributory defined-benefit pension plan subject to the provisions of ERISA. As mentioned above, the plan was frozen effective December 31, 2006.

              The plan provides benefits to certain of our employees based upon years of credited service and the highest consecutive five-year average annual remuneration for each participant. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code, and is based upon wages, salaries and other amounts paid to the employee for personal services, excluding certain special compensation. Under the Defined Benefit Retirement Income Plan, a participant earns a vested right to an accrued benefit upon completion of five years of vesting service.

              AMC Supplemental Executive Retirement Plan.    AMC also sponsors a Supplemental Executive Retirement Plan to provide the same level of retirement benefits that would have been provided under the retirement plan had the federal tax law not been changed in the Omnibus Budget Reconciliation Act of 1993 to reduce the amount of compensation which can be taken into account in a qualified retirement plan. The plan was frozen, effective December 31, 2006, and no new participants can enter the plan and no additional benefits can accrue thereafter.

              Subject to the forgoing, any individual who is eligible to receive a benefit from the AMC Defined Benefit Retirement Income Plan after qualifying for early, normal or late retirement benefits thereunder, the amount of which is reduced by application of the maximum limitations imposed by the Internal Revenue Code, is eligible to participate in the Supplemental Executive Retirement Plan.

              The benefit payable to a participant equals the monthly amount the participant would receive under the AMC Defined Benefit Retirement Income Plan without giving effect to the maximum recognizable compensation for qualified retirement plan purposes imposed by the Internal Revenue Code, as amended by Omnibus Budget Reconciliation Act of 1993, less the monthly amount of the retirement benefit actually payable to the participant under the AMC Defined Benefit Retirement Income Plan, each as calculated as of December 31, 2006. The benefit is an amount equal to the actuarial equivalent of his/her benefit, computed by the formula above, payable in either a lump sum (in certain limited circumstances, specified in the plan) or equal semi-annual installments over a period of two to ten years, with such form, and, if applicable, period, having been irrevocably elected by the participant.

              If a participant's employment with AMC terminates for any reason before the earliest date he/she qualifies for early, normal or late retirement benefits under the AMC Defined Benefit Retirement Income Plan, no benefit is payable under the Supplemental Executive Retirement Plan.

49

Nonqualified Deferred Compensation

              AMC permits the NEOs and other key employees to elect to receive a portion of their compensation reported in the Summary Compensation Table on a deferred basis. Deferrals of compensation during the year ended December 31, 2019 and in recent years have been made under the AMC Non-Qualified Deferred Compensation Plan ("NQDC"). Participants of the plan are able to defer annual salary and bonus (excluding commissions, expense reimbursement or allowances, cash and non-cash fringe benefits and any stock-based incentive compensation). Amounts deferred under the plans are credited with an investment return determined as if the participant's account were invested in one or more investment funds made available by the Company and selected by the participant. AMC may, but need not, credit the deferred compensation account of any participant with a discretionary or profit sharing credit as determined by AMC. The deferred compensation account will be distributed either in a lump sum payment or in equal annual installments over a term not to exceed 10 years as elected by the participant and may be distributed pursuant to in-service withdrawals under certain circumstances. Any such payment shall commence upon the date of a "Qualifying Distribution Event" (as such term is defined in the Non-Qualified Deferred Compensation Plan). The Qualifying Distribution Events are designed to be compliant with Section 409A of the Internal Revenue Code.

              The following table presents information regarding the contributions to and earnings on the NEOs' deferred compensation balances during the year ended December 31, 2019:

Name		Executive Contributions in last FY(1)		Aggregate Earnings in Last FY		Aggregate Withdrawals/ Distributions		Aggregate Balance at Last FYE

Adam M. Aron	$		$		$		$
NQDC(2)		—		—		—		—
Craig R. Ramsey
NQDC(2)		29,969		122,465		—		736,631
John D. McDonald
NQDC(2)		93,387		430,953		—		2,002,432
Elizabeth F. Frank
NQDC(2)		—		221,600		—		1,475,580
Stephen A. Colanero
NQDC(2)		—		—		—		—

(1)
These amounts are included in the Summary Compensation Table for 2019.

(2)
The above market earnings on deferred compensation are reflected in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table during the year ended December 31, 2019: Mr. Aron—$0, Mr. Ramsey—$90,545, Mr. McDonald—$347,024, Ms. Frank—$151,856, and Mr. Colanero—$0.

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Potential Payments Upon Termination or Change of Control

              The following tables describe potential payments and other benefits that would have been received or receivable by each NEO or his or her estate under the officer's employment agreement or related plans and agreements if employment had been terminated under various circumstances on December 31, 2019:

	Termination Following a Change of Control	Death or Disability	Termination with Good Reason by Employee	Termination Without Cause by Company	Retirement

Adam M. Aron
Base Salary	$1,875,000	$—	$1,875,000	$1,875,000	$—
AIP	2,706,000	—	2,706,000	2,706,000	—
Unvested Equity Awards	12,070,834	—	6,000,000	6,000,000	—

Total	16,651,834	—	10,581,000	910,581,000	—

Craig R. Ramsey
Base Salary	1,500,000	1,500,000	—	1,500,000	—
AIP	—	—	—	—	525,000
Unvested Equity Awards	1,295,164	—	—	—	—

Total	2,795,164	1,500,000	—	1,500,000	525,000

John D. McDonald
Base Salary	1,111,760	1,111,760	—	1,111,760	—
AIP	—	—	—	—	389,100
Unvested Equity Awards	854,812	—	—	—	—

Total	1,966,572	1,111,760	—	1,111,760	389,100

Elizabeth Frank
Base Salary	1,111,760	—	1,111,760	1,111,760	—
AIP	—	—	—	—	—
Unvested Equity Awards	854,812	—	—	—	—

Total	1,966,572	—	1,111,760	1,111,760	—

Stephen A. Colanero
Base Salary	1,070,000	—	1,070,000	1,070,000	—
AIP	—	—	—	—	—
Unvested Equity Awards	854,812	—	—	—	—

Total	1,924,812	—	1,070,000	1,070,000	—

Employment Agreements

              In the event Mr. Aron's employment is terminated, pursuant to his employment agreement, if Mr. Aron is terminated as a result of his death or disability or without cause or for good reason (each as defined below and in the employment agreement), he will receive a pro rata portion of any incentive bonus for the year in which he was terminated if the applicable targets are met. In addition, upon his termination without cause or for good reason or as a result of the Company not renewing his contract, or not renewing it on comparable terms (each an "Involuntary Termination"), Mr. Aron will be entitled to an amount equal to 1.5 times his Base Salary plus 1.5 times the average of the Incentive Bonuses paid to Mr. Aron during the 24 months preceding the date of Mr. Aron's termination (the "Severance Benefit"). The Severance Benefit will be paid equally over a 24-month period. In addition, upon an Involuntary Termination, Mr. Aron will be paid $6,000,000 of value, through a combination of RSUs vesting and cash payments, over a 3-year period following termination. Upon an Involuntary Termination, the Company will also pay Mr. Aron an amount equal to the full cost of his medical insurance for a period of 18 months.

51

              "Cause" is defined as committing a felony, engaging in material misconduct injurious to the Company, willfully failing to perform his duties or material breach of certain agreement covenants. "Good reason" is defined as material diminution in compensation or duties, material change in location or material breach of the agreement by the Company.

              In the event Mr. Ramsey's, or Mr. McDonald's employment is terminated as a result of the executive's death, "Disability", or by the Company without "Cause" (as those terms are defined in the paragraph below and in the applicable employment agreement) the executive is entitled to a lump cash severance payment equal to two years of his base salary then in effect. Following a Change in Control (as defined in the paragraph below and in the applicable employment agreement), if the executive resigns in response to a substantial adverse alteration in responsibilities, reduction in base salary, or a material reduction in benefits, the executive is entitled to a lump cash severance payment equal to two years of his base salary then in effect. If the executive retires, he is entitled to a payment equal to a pro rata share of his AIP at target for the year in which he retires.

              The employment agreements for Mr. Ramsey and Mr. McDonald define Disability as the executive's incapacity due to physical or mental illness and the executive has not been regularly performing his duties and obligations for a period of 120 consecutive days. Cause is defined as a willful and continued failure by the executive to perform substantially his duties with the Company or the willful engaging by the executive in misconduct which is materially and demonstrably injurious to the Company. Change of Control is defined as a merger or similar transaction, provided the executive terminates his employment subsequent to a Change of Control within 60 days of the occurrence of any such event; (i) a substantial adverse alteration in executive's responsibilities from those in effect immediately prior to the Change of Control; (ii) a reduction in base salary below the rate that is in effect immediately prior to the Change of Control; or (iii) a material reduction in the benefits provided to the Executive by the Company prior to the Change of Control.

              Ms. Frank and Mr. Colanero are entitled to receive cash severance payments equal to two years of their base salary in the event of termination by the Company without "Cause" or by Ms. Frank or Mr. Colanero for "Good Reason" (as such term is defined below and in her employment agreement).

              Per Ms. Frank's and Mr. Colanero's employment agreements, Cause shall mean, as reasonably determined by the Board based on information that one or more of the following has occurred, the executive has; (i) committed a felony or similar crime; (ii) engaged in acts of fraud, dishonesty, gross negligence or other misconduct; (iii) willfully failed to perform her duties under the agreement; or (iv) breached any provision, materially breached any contract or breached any material written Company policy. Good Reason shall mean a termination of the executive's employment by means of resignation by the executive after the occurrence of any one of the following conditions; (i) a material diminution in the executive's rate of base salary; (ii) a material diminution in the executive's authority, duties, or responsibilities; (iii) a material change in the geographic location of the executive's principal office with the Company; or (iv) a material breach of the employment agreement by the Company.

              Acceleration of RSU and PSU Awards.    Unvested RSU and PSU awards do not vest upon a termination by the Company, or due to death, disability or retirement. Under the 2013 Equity Incentive Plan, upon a Change in Control of the Company, the Compensation Committee can, in its discretion, determine to accelerate the vesting of outstanding awards at their target value. The tables above show the value (based on the market price of the Company's Class A common stock at year-end) of any unvested equity awards, and the cash value of certain payments guaranteed to Mr. Aron.

              Change in Control is generally defined as (1) any person other than Wanda becoming the owner of more than 35% of the combined voting power of outstanding securities of the Company, (2) over a period of two years, incumbent directors ceasing to be a majority of the board, or (3) a merger or consolidation of or the disposition of substantially all of the assets of the Company, subject to exceptions.

              Nonqualified Deferred Compensation Plan and Pension Benefits.    Upon termination for any reason, executives would receive all deferred compensation balances, subject to the terms of the Nonqualified Compensation Plan. See "Nonqualified Deferred Compensation" above for plan balances. See "Pension Benefits" above for a discussion of benefits upon termination under the Company's pension plans.

52

Equity Compensation Plan Information

              The following table summarizes the 2013 Equity Incentive Plan as of December 31, 2019.

Plan Category	(a) Total Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	—	—	4,674,150
Equity compensation plans not approved by security holders	—	—	—

Pay Ratio Disclosure

              As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our CEO, Mr. Adam M. Aron, and the annual total compensation of our employees. This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described below. The Securities and Exchange Commission ("SEC") rules for identifying the "median employee" and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

              For the year ended December 31, 2019:

    •
    The median of the annual total compensation of all employees of the Company (other than our CEO) was $8,840.

    •
    The annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $9,671,799.

    •
    Based on this information, for 2019 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 1,094 to 1.

              As permitted by SEC rules, for 2019 we elected to use the same median employee as was identified for 2017 and 2018. There have been no changes in our employee population or compensation arrangements that we believe would significantly affect the pay ratio disclosure. As previously disclosed, to identify the median employee and annual total compensation: (1) we selected November 30, 2017 as the date upon which to identify the respective median employee; (2) we determined our employee population consisted of approximately 38,008 individuals, in 14 countries, approximately 26,231 employees based in the U.S. and 11,777 international, with approximately 90% of these part-time employees paid on an hourly basis; and (3) we used a stratified statistical sampling approach to estimate the total earnings for our median employee.

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PROPOSAL 4: NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

              As we discussed in the "Compensation Discussion and Analysis" above, the Company's compensation program for executive officers is designed to attract and retain high quality people and to motivate them to achieve both our long-term and short-term goals. As required by Section 14A of the Exchange Act, this proposal, commonly referred to as the "say-on-pay" resolution, seeks a stockholder advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

                  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narratives."

              This vote is advisory and non-binding, but our Board and the Compensation Committee will consider stockholders' concerns and evaluate whether actions are necessary to address those concerns.

              The Board recommends a vote "FOR" approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement on an advisory basis.

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PROPOSAL 5: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

              We are asking stockholders to vote on whether future advisory votes on the compensation of our Named Executive Officers should occur every one, two or three years. This non-binding vote is commonly referred to as a "Say-When-on-Pay" or "Frequency" vote and is required by Section 14A of the Exchange Act, as amended.

              You may vote for your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting on this matter. Please note that you are not voting on this proposal to approve or disapprove the Board's recommendation of an annual vote. Rather, the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be deemed the frequency selected by our stockholders.

              Because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders.

              At this time, we believe that an annual advisory vote on executive compensation is the most appropriate choice for the Company.

              The Board recommends a vote for "ONE YEAR" on this proposal.

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PROPOSAL 6: APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2013 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARDS

Proposed Amendment

              We are submitting for stockholder approval an amendment to the Company's 2013 Equity Incentive Plan (the "EIP") to increase the number of shares available for awards under the EIP by 5,226,000 shares to 15,000,000 (the "EIP Amendment"). The number of shares available for awards under the EIP has not been changed since the adoption of the EIP in 2013. Other than the increase in shares, no other changes are being made to the terms of the EIP. The text of the EIP Amendment is set forth in Appendix C, and this description of the proposed amendment to the EIP is qualified by the full text of the EIP Amendment.

Background and Reason for the Recommendation

              The EIP was originally adopted in 2013 to further align the interests of eligible participants with those of the Company's stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Class A common stock. The EIP currently has 9,474,000 shares of our Class A common stock reserved for issuance. As of May 21, 2020, 1,159,457 shares of our Class A common stock remain available for future awards, and 8,359,586 shares of our Class A common stock are subject to outstanding restricted stock unit and performance stock unit awards. The closing sale price of the Company's Class A common stock on of May 21, 2020 was $4.63.

              The Company's continued success depends to a substantial degree on our ability to attract, retain, and motivate key personnel upon whose judgment, initiative, and effort the successful conduct of the Company's business is largely dependent. The market for senior executives is extremely competitive. The Board believes the EIP Amendment is necessary to ensure that an adequate number of shares of our common stock will be available to provide appropriate incentives to our key personnel that align their interests with those of our stockholders and to remain competitive in the marketplace. Based on our current projections, we believe the requested increase in the shares available under the plan will be adequate to make awards through the EIP's expiration in 2023. Accordingly, the Board approved, subject to stockholder approval, the EIP Amendment to increase the number of shares available for awards under the EIP.

              If our stockholders approve the EIP Amendment, equity awards on or after July 29, 2020 will be granted under the terms of the EIP, as amended by the EIP Amendment. If our stockholders do not approve the EIP Amendment, the EIP will continue in its current (pre-amendment) form. However, the Company will have insufficient shares available to make future equity awards to eligible individuals and will consider alternative methods of compensating its key personnel, which may include equity-based but cash-settled incentives. Failure of the stockholders to approve this proposal will not affect the rights of existing holders or the awards previously granted under the EIP. If our stockholders approve the EIP Amendment, the Company intends to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register 5,226,000 additional shares available for issuance under the EIP, as amended by the EIP Amendment.

Summary of the EIP

              A summary of the principal features of the EIP, as amended by the proposed EIP Amendment, is provided below. The summary below is qualified by reference to the full text of the EIP and the Clarifying Amendment to the EIP set forth as Exhibits 10.15 and 10.15(a), respectively, to the Company's annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020, and EIP Amendment set forth in Appendix C to this proxy statement.

              Reservation of Shares.    Subject to adjustments as described below, and if the EIP Amendment is approved, the maximum aggregate number of shares of Class A common stock that may be issued pursuant to awards granted under the EIP will be equal to 15,000,000 shares of our Class A common stock. Any shares of Class A common stock delivered under the EIP are authorized and unissued shares, or treasury shares. In the event of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to common stock, or any merger,

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reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting common stock, appropriate and equitable adjustments will be made to the number and kind of shares of common stock available for grant, as well as to other maximum limitations under the EIP, and the number and kind of shares of common stock or other terms of the awards that are affected by the event.

              Share Counting.    Awards that are required to be paid in cash pursuant to their terms do not reduce the share reserve. To the extent that an award granted under the EIP is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award or otherwise terminated without delivery of the shares to the participant, the shares of common stock retained by or returned to the Company become available for future awards under the EIP In addition, shares that are withheld or separately surrendered in payment of the exercise or purchase price or taxes relating to such an award or are not issued or delivered as a result of the net settlement of an outstanding stock option, stock unit or stock appreciation right become available for future awards under the EIP. Awards assumed or substituted for in a merger, consolidation, acquisition of property or stock or reorganization do not reduce the share reserve.

              Administration.    The EIP is administered by the Compensation Committee. Subject to the limitations set forth in the EIP, the Compensation Committee has the authority to determine the persons to whom awards are to be granted, prescribe the restrictions, terms and conditions of all awards, interpret the EIP and adopt rules for the administration, interpretation and application of the EIP.

              Eligibility.    Awards under the EIP may be granted to any employee, directors, consultants or other personal service providers of the Company. Currently, there are approximately 40,000 individuals eligible to receive awards under the EIP, including approximately 39,000 employees, 11 directors, and an undeterminable number of consultants or other personal service providers. There are currently approximately 90 participants in the EIP with outstanding awards.

              Stock Options.    Stock options granted under the EIP may be issued as either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or as nonqualified stock options. The exercise price of an option may be not less than 100% of the fair market value of a share of Class A common stock on the date of the grant of the option. The Compensation Committee may determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee. The maximum term of an option is ten years from the date of grant. To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash, (ii) in shares of common stock, (iii) through an open-market broker-assisted transaction, (iv) by reducing the number of shares of common stock otherwise deliverable upon the exercise of the stock option, (v) by combination of any of the above methods, or (vi) by such other method approved by the Compensation Committee, and must pay any required tax withholding amounts. All options generally are nontransferable. Dividends may not be paid and dividend equivalent rights may not be granted with respect to the shares of stock subject to stock options.

              Stock Appreciation Rights.    A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the fair market value of a share of common stock on the date of settlement or exercise over the base price of the right, multiplied by the number of shares of common stock as to which the right is being settled or exercised. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The base price of a stock appreciation right may not be less than the fair market value of a share of common stock on the date of grant. The Compensation Committee may determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee. The maximum term of a stock appreciation right is ten years from the date of grant. Stock appreciation rights may be payable in cash or in shares of common stock or in a combination of both. Dividends may not be paid and dividend equivalent rights may not be granted with respect to the shares of stock subject to stock appreciation rights.

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              Restricted Stock Awards.    A restricted stock award represents shares of common stock that are issued subject to restrictions on transfer and vesting requirements. The vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Compensation Committee, and vesting may be accelerated in certain circumstances, as determined by the Compensation Committee. Unless otherwise set forth in an award agreement, restricted stock award holders have all of the rights of a stockholder of the Company, other than the right to receive dividends, during the restricted period. The Compensation Committee may provide in an award agreement for the payment of dividends at such times as paid to stockholders generally or at the times of vesting of the restricted stock award. Any dividends with respect to a restricted stock award that is subject to performance-based vesting will be subject to the same restrictions on transfer and vesting requirements as the underlying restricted stock award.

              Restricted Stock Units and Performance Stock Units.    An award of restricted stock units, or "RSUs", and an award of performance stock units, or "PSUs", provides the participant the right to receive a payment based on the value of a share of common stock. RSUs and PSUs may be subject to vesting requirements, restrictions and conditions to payment. RSUs may vest based solely on the continued service of the participant for a specified time period. PSUs may vest in whole or in part based on the attainment of specified performance goals established by the Compensation Committee. The vesting of RSUs and PSUs may be accelerated in certain circumstances, as determined by the Compensation Committee. RSU and PSU awards become payable to a participant at the time or times determined by the Compensation Committee and set forth in the award agreement, which may be upon or following the vesting of the award. RSU and PSU awards are payable in cash or in shares of Class A common stock or in a combination of both. RSUs and PSUs may be granted together with a dividend equivalent right with respect to the shares of common stock subject to the award. Dividend equivalent rights are subject to vesting conditions that apply to the underlying RSUs or PSUs.

              Stock Awards.    A stock award represents shares of common stock that are issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled all incidents of ownership. A stock award may be granted for past services, in lieu of bonus or other cash compensation, directors' fees or for any other valid purpose as determined by the Compensation Committee. The Compensation Committee determines the terms and conditions of stock awards, and such stock awards may be made without vesting requirements. Upon the issuance of shares of common stock under a stock award, the participant will have all rights of a shareholder with respect to such shares of common stock, including the right to vote the shares and receive all dividends and other distributions on the shares.

              Cash Performance Awards.    A cash performance award is denominated in a cash amount (rather than in shares) and is payable based on the attainment of pre-established business and/or individual performance goals. The requirements for vesting may be also based upon the continued service of the participant during the performance period, and vesting may be accelerated in certain circumstances, as determined by the Compensation Committee. The maximum amount of cash compensation that may be paid to a participant during any one calendar year under all cash performance awards is $3.0 million.

              Performance Criteria.    For purposes of cash performance awards, as well as for any other awards under the EIP intended to qualify as "performance-based compensation", the performance criteria may be any one or any combination of the following, for the Company or any identified subsidiary or business unit, as determined by the Compensation Committee at the time of the award: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) adjusted earnings before interest expense, taxes, depreciation and amortization ("EBITDA"); (vi) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (vii) operating margin; (viii) earnings per share; (ix) return on equity; (x) return on capital; (xi) return on investment; (xii) operating earnings; (xiii) working capital; (xiv) ratio of debt to stockholders' equity; (xv) revenue; (xvi) free cash flow (generally defined as adjusted EBITDA, less cash taxes, cash interest net capital expenditures, mandatory payments of principal under any credit facility, and payments under collateralized lease obligations and financing lease obligations); (xvii) industry attendance metrics; (xviii) cash flow from operating activities; and (xix) any combination of or a specified increase in any of the foregoing. Each of the performance criteria will be applied and interpreted in accordance with an objective formula or standard established by the Compensation Committee at the time of grant of the award including, without limitation, GAAP. The performance criteria may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions of such

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companies), or may be applied after adjustment for non-controllable industry performance (such as industry attendance), as specified by the Compensation Committee.

              At the time that an award is granted, the Compensation Committee may provide that performance will be measured in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, extraordinary and other unusual or non-recurring items and the cumulative effects of accounting or tax law changes.

              Further, the Compensation Committee, to the extent provided in an award agreement, has the right, in its discretion, to reduce or eliminate the amount otherwise payable to any participant under an award and to establish rules or procedures that have the effect of limiting the amount payable to any participant to an amount that is less than the amount that is otherwise payable under an award.

              Following the conclusion of the performance period, the Compensation Committee is required to certify in writing whether the applicable performance goals have been achieved.

              Effect of Change in Control.    Upon the occurrence of a change in control, unless otherwise specifically prohibited under applicable law, or unless otherwise provided in the applicable award agreement, the Compensation Committee is authorized to make adjustments in the terms and conditions of outstanding awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of such outstanding awards by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms as such outstanding awards (excluding the consideration payable upon settlement of the awards); (iii) accelerated exercisability, vesting and/or payment; and (iv) if all or substantially all of the Company's outstanding shares of common stock transferred in exchange for cash consideration in connection with such change in control: (A) upon written notice, provide that any outstanding stock options and stock appreciation rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Compensation Committee (contingent upon the consummation of the event), and at the end of such period, such stock options and stock appreciation rights will terminate to the extent not so exercised within the relevant period; and (B) cancellation of all or any portion of outstanding awards for fair value, as determined in the sole discretion of the Compensation Committee.

              Forfeiture.    The Compensation Committee may specify in an award agreement that an award is be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including termination of service for "cause" (as defined in the EIP), violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company. Unless otherwise provided by the Compensation Committee and set forth in an award agreement, if (i) a participant's service is terminated for "cause" or (ii) after termination of service for any other reason, and the Compensation Committee determines in its discretion either that, (A) during the participant's period of service, the participant engaged in an act which would have warranted termination from service for "cause" or (B) after termination, the participant engaged in conduct that violates any continuing obligation or duty of the participant in respect of the Company or any of its subsidiaries, such participant's rights, payments and benefits with respect to such award may be subject to cancellation, forfeiture and/or recoupment.

              Right of Recapture.    If a participant receives compensation pursuant to an award based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the participant will, upon the written request of the Company, forfeit and repay to the Company the difference between what the participant received and what the participant should have received based on the accounting restatement, in accordance with (i) the Company's compensation recovery, "clawback" or similar policy, as may be in effect from time to time and (ii) any compensation recovery, "clawback" or similar policy made applicable by law including the Dodd-Frank Wall Street Reform and Consumer Protection Act.

              Tax Withholding.    Participants in the EIP are responsible for the payment of any taxes or similar charges required by law to be paid or withheld from an award or an amount paid in satisfaction of an award.

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              Deferrals of Payment.    The Compensation Committee may in its discretion permit participants in the EIP to defer the receipt of payment of cash or delivery of shares of common stock that would otherwise be due by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an award; provided, however, that such discretion does not apply in the case of a stock option or stock appreciation right.

              Term, Amendment and Termination.    Unless terminated early by the Board, the EIP terminates on December 17, 2023. The Board may amend, modify, suspend or terminate the EIP at any time. However, no termination or amendment of the EIP can adversely affect any award theretofore granted without the consent of the participant or the permitted transferee of the award. The Board may seek the approval of any amendment by the Company's shareholders to the extent it deems necessary or advisable for purposes of compliance with Section 422 of the Internal Revenue Code, the listing requirements of the NYSE, or for any other purpose.

Federal Income Tax Consequences

              Incentive Stock Options.    An incentive stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain or loss realized on disposition of the stock is treated as a long-term capital gain or loss. If the shares are disposed of during this period (i.e., a "disqualifying disposition"), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee's income as compensation. The optionee's basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in the optionee's income as a result of a disqualifying disposition.

              Non-Qualified Stock Options.    A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in an amount equal to the difference between the option price and the then market value of the shares. A deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

              The optionee's basis in such shares is equal to the sum of the option price plus the amount includible in the optionee's income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

              If a non-qualified option is exercised by tendering previously owned shares of the Company's common stock in payment of the option price, then, instead of the treatment described above, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee's basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee's basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such excess shares will begin on the date of exercise.

              Stock Appreciation Rights.    Generally, the recipient of a stand-alone stock appreciation right will not recognize taxable income at the time the stand-alone stock appreciation right is granted. If an employee receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the stock appreciation rights in stock, the spread between the then current fair market value of the stock received and the base price will be taxed as ordinary income to the employee at the time the stock is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of stock appreciation rights. However, upon the settlement of a stock appreciation right, the Company

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will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

              Other Awards.    The current United States federal income tax consequences of other awards authorized under the EIP are generally in accordance with the following: (i) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (ii) stock unit awards are generally subject to ordinary income tax at the time of payment; and (iii) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

              Section 409A.    Acceleration of income, additional taxes, and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Internal Revenue Code. To be compliant with Section 409A rules with respect to the timing of elections to defer compensation, distribution events and funding must be satisfied. The terms of the EIP are intended to ensure that awards under it will not be subject to adverse tax consequences applicable to deferred compensation under Section 409A. However, there can be no assurance that additional taxation under Section 409A will be avoided in all cases.

              Excess Parachute Payments.    Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an "excess parachute payment." Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the EIP upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

              THE ABOVE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES DOES NOT PURPORT TO BE COMPLETE. The preceding discussion is only a general summary of the federal income tax consequences concerning the EIP and does not address other taxes or state, local, or foreign taxes. It is based on current law and current Internal Revenue Service interpretations of the law, which are subject to change at any time. The Company has not requested an Internal Revenue Service ruling on any tax issues concerning the EIP and does not plan to do so. In some cases, existing Internal Revenue Service rulings and regulations do not provide complete guidance. Participants are advised to consult their own tax advisors regarding the tax effects of their participation in the EIP.

New Plan Benefits

              The Compensation Committee will determine any future awards made under the EIP. Therefore, the Company is unable to determine the awards that will be granted in the future under the EIP at this time. The Compensation Committee has not made any grants of awards under the EIP that are conditioned upon stockholder approval of the EIP Amendment.

Equity Compensation Plan Information

              See "Equity Compensation Plan Information" above for a table summarizing the EIP as of December 31, 2019.

              The Board recommends a vote "FOR" the amendment to the EIP to increase the number of shares available for awards under the EIP.

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OTHER INFORMATION

              The Company's audited consolidated financial statements are included in the Annual Report on Form 10-K for 2019 filed with the SEC, 100 F Street N.E., Washington, D.C. 20549. Complimentary copies of the Form 10-K as filed with the SEC may be obtained by following the instructions provided below under the heading "Availability of Report on Form 10-K."

Costs of Proxy Statement

              The Company bears the cost of preparing, assembling and mailing this proxy statement and any other proxy materials transmitted on behalf of our Board. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to the beneficial owners of our Common Stock.

Delivery of Stockholder Documents

              The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

              A number of brokers with accounts will be householding our proxy materials to the extent stockholders have given their prior express or implied consent in accordance with SEC rules. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker to discontinue householding and direct your written request to receive a separate notice of internet availability of proxy materials or proxy statement and annual report to the Company at: AMC Entertainment Holdings, Inc., Attention: Investor Relations, One AMC Way, 11500 Ash Street, Leawood, KS 66211, or by calling (913) 213-4000. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker.

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STOCKHOLDER PROPOSALS

              The 2020 Annual Meeting was delayed due to the COVID-19 pandemic. We will return to a normalized schedule for our 2021 annual meeting of stockholders (the "2021 Annual Meeting"). Therefore, the date of 2021 Annual Meeting will change by more than 30 days from the anniversary date of the 2020 Annual Meeting. As a result, the Company is disclosing a deadline for submission of stockholder proposals for inclusion in the proxy materials for the 2021 Annual Meeting (the "2021 Proxy") pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8"). The Company is hereby informing stockholders that to be considered for inclusion in the 2021 Proxy, stockholder proposals submitted under Rule 14a-8 must be in writing and received by the Corporate Secretary at the Company's principal offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211, no later than 5:00 pm Central Time on December 31, 2020, which the Company has determined to be a reasonable time before it expects to begin to print and send the 2021 Proxy. Such proposals must also comply with the remaining requirements of Rule 14a-8. Any proposal submitted after the foregoing deadline will not be considered timely and will be excluded from the 2021 Proxy. In accordance with Rule 14a-5(f) of the Exchange Act, if the stockholder proposal deadline changes, the Company will announce the new date in a quarterly report on Form 10-Q or on a current report on Form 8-K.

              Additionally, in accordance with the advance notice provisions set forth in the Company's Bylaws, in order for a stockholder proposal submitted outside of Rule 14a-8 or a director nomination submitted by a stockholder to be considered timely when an annual meeting is changed by more than 30 days from the anniversary of the prior annual meeting, it must be received no earlier than 60 days prior to such annual meeting and not later than the close of business on the later of the 30th day prior to such annual meeting or the 10th day following the public announcement of the meeting date. When the 2021 Annual Meeting date is determined, we will announce the deadlines for such proposals in a quarterly report on Form 10-Q or in a current report on Form 8-K.

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AVAILABILITY OF REPORT ON FORM 10-K

              Upon your written request, we will provide to you a complimentary copy of our 2019 Annual Report on Form 10-K (without exhibits and separate financial statements of non-consolidated subsidiaries) as filed with the SEC. We will provide you a copy of the exhibits and separate financial statements of non-consolidated subsidiaries to our 2019 Annual Report on Form 10-K upon payment of our reasonable duplicating and shipping expenses. Your request should be mailed to AMC's offices, addressed as follows: AMC Entertainment Holdings, Inc., Attention: Investor Relations, One AMC Way, 11500 Ash Street, Leawood, KS 66211. A free copy of the Form 10-K may also be obtained at the Internet web site maintained by the SEC at www.sec.gov and by visiting our Internet web site at www.amctheatres.com and clicking on "Investor Relations," then on "Financial Performance."

By Order of the Board of Directors,

One AMC Way,11500 Ash Street
Leawood, KS 66211

Senior Vice President, General Counsel and Secretary

June 22, 2020

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APPENDIX A

              The following table sets forth our reconciliation of Adjusted EBITDA and Adjusted EBITDA for AIP and PSU grants:

              We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in International markets and any cash distributions of earnings from our equity method investees. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Year Ended

(In millions)	December 31, 2019

Net earnings (loss)	$(149.1)
Plus:
Income tax provision (benefit)	(22.5)
Interest expense	340.8
Depreciation and amortization	450.0
Impairment of long-lived assets	84.3
Certain operating expenses(1)	14.8
Equity in earnings of non-consolidated entities(2)	(30.6)
Cash distributions from non-consolidated entities(3)	35.8
Attributable EBITDA(4)	5.0
Investment income	(16.0)
Other expense (income)(5)	13.3
Non-cash rent—purchase accounting(6)	25.7
General and administrative—unallocated:
Merger, acquisition and other costs(7)	15.5
Stock-based compensation expense(8)	4.4

Adjusted EBITDA	$771.4
Less:
Cash distributions from non-consolidated entitites and attributable EBITDA	(40.8)

Adjusted EBITDA for AIP and PSU grants	730.6

(1)
Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens including the related accretion of interest, non-cash deferred digital equipment rent expense, and disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature, include components of interest cost for the time value of money and/or are non-operating in nature.

(2)
During the year ended December 31, 2019, we recorded $25.4 million in earnings from Digital Cinema Implementation Partners, LLC ("DCIP").

(3)
Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

(4)
Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity in (earnings) loss of non-consolidated entities to attributable EBITDA.

A-1

  Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

Year Ended

(In millions)	December 31, 2019

Equity in earnings of non-consolidated entities	$(30.6)
Less:
Equity in earnings of non-consolidated entities excluding International theatre joint ventures	(29.2)

Equity in earnings of International theatre joint ventures	1.4
Income tax provision	0.4
Investment income	(0.7)
Depreciation and amortization	3.4
Other expense	0.5

Attributable EBITDA	$5.0

(5)
Other expense for the year ended December 31, 2019 was primarily due to expense related to the repayment of indebtedness of $16.6 million, foreign currency transaction losses of $1.5 million, non-operating net periodic benefit cost of $1.2 million, and the decrease in fair value of our derivative asset for the contingent call option related to the Class B common stock purchase and cancellation agreement of $17.7 million, partially offset by a decrease in fair value of our derivative liability for the embedded conversion feature in our Convertible Notes due 2024 of $23.5 million.

(6)
Reflects amortization of certain intangible assets reclassified from depreciation and amortization to rent expense, due to the adoption of ASC 842.

(7)
Merger, acquisition and other costs are excluded as they are non-operating in nature.

(8)
Non-cash expense included in general and administrative: other.

              Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value.

              Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

    •
    does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

    •
    does not reflect changes in, or cash requirements for, our working capital needs;

    •
    does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

    •
    excludes income tax payments that represent a reduction in cash available to us;

    •
    does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

    •
    does not reflect the impact of divestitures that may be required in connection with recently completed acquisitions.

A-2

APPENDIX B

Certificate of Amendment to the Third
Amended and Restated Certificate of Incorporation
of
AMC Entertainment Holdings, Inc.

              AMC Entertainment Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

                  1.    That Article V.A. of the Third Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                    A.    Subject to the rights of the holders of any class or series of Preferred Stock to elect directors, at each annual meeting of stockholders of the Corporation commencing with the annual meeting of stockholders to be held in 2020, all directors shall be elected for a one-year term, expiring at the next succeeding annual meeting of stockholders, by such stockholders having the right to vote on such election. The term of each director serving as of the date of the 2020 annual meeting of stockholders shall expire at such annual meeting of stockholders, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting. Each director shall serve until the director's term expires in accordance with the foregoing provisions or until the director's prior death, resignation, disqualification or removal from office; provided that each director shall serve notwithstanding the expiration of the director's term until the director's successor shall be duly elected and qualified.

                  2.    The remaining provisions of Article V of the Third Amended and Restated Certification of Incorporation shall remain the same and in full force and effect.

                  3.    The foregoing amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of General Corporation Law of the State of Delaware.

              IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, duly authorized, as of the 29th day of July, 2020.

AMC ENTERTAINMENT HOLDINGS, INC.
By:
Name:
Title:

B-1

APPENDIX C

SECOND AMENDMENT
TO THE
AMC ENTERTAINMENT HOLDINGS, INC.
2013 EQUITY INCENTIVE PLAN

              THIS SECOND AMENDMENT (this "Amendment") is approved as of July 29, 2020, for the purpose of amending that certain AMC Entertainment Holdings, Inc. (the "Company") 2013 Equity Incentive Plan (the "Plan"), adopted as of December 23, 2013. Capitalized terms used in this Amendment shall have the same meanings given to them in the Plan unless otherwise indicated.

    1.
    Amendment.

    (a)
    Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

              "Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 15,000,000 (the "Share Reserve"). Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares."

    2.
    Miscellaneous.

              Except as amended hereby, the Plan remains in full force and effect.

C-1

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m., Central Time, on July 29, 2020 Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/AMC or delete QR code and control # scΔan the QR≈ code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AMC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q and for every 1 YEAR on Proposal 5. + For Against Abstain 1. Proposal to amend the Company’s Third Amended and Restated Certificate of Incorporation to declassify the Board of Directors and shorten all existing terms to expire at the Annual Meeting. 2(a). If Proposal No. 1 is approved, Election of Directors for terms expiring at the 2021 Annual Meeting. For Withhold For Withhold For Withhold 01 – Mr. Adam M. Aron 02 – Mr. Howard W. “Hawk” Koch, Jr. 03 – Mr. Philip Lader 04 – Mr. Gary F. Locke 05 – Ms. Kathleen M. Pawlus 06 – Dr. Anthony J. Saich 07 – Mr. Adam J. Sussman 08 – Mr. Lee E. Wittlinger 09 – Mr. Maojun (John) Zeng 10 – Mr. Lin (Lincoln) Zhang 2(b). If Proposal No. 1 is not approved, Election of Directors for terms expiring at the 2023 Annual Meeting. For Withhold For Withhold For Withhold 01 – Mr. Gary F. Locke 02 – Ms. Kathleen M. Pawlus 03 – Dr. Anthony J. Saich For Against Abstain For Against Abstain 3. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020. 4. Say on Pay – An advisory vote to approve the compensation of named executive officers. MMMMMMM 1 Year 2 Years 3 Years Abstain For Against Abstain 5. Say When on Pay – An advisory vote on the frequency 6. Proposal to amend the AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan to increase the number of shares subject to the plan to 15,000,000. of the advisory vote to approve the compensation of named executive officers. C 1234567890 J N T 5 2 9 6 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 037XZD MMMMMMMMM A Proposals — The Board recommends a vote FOR Proposal 1, FOR each Director Nominee in Proposal 2(a) or 2(b), FOR Proposals 3, 4 and 6, Annual Meeting Proxy Card1234 5678 9012 345

2020 Annual Meeting Admission Ticket 2020 Annual Meeting of AMC Entertainment Holdings, Inc. Stockholders Wednesday, July 29, 2020, 1:00 p.m. Central Time AMC Theatre Support Center, located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on July 29, 2020: You can view the 2019 Annual Report to Stockholders and the Proxy Statement on the Internet at: www.envisionreports.com/amc without charge. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 2020 Annual Meeting of Stockholders AMC Theatre Support Center, located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 Proxy Solicited by Board of Directors for Annual Meeting — July 29, 2020 Kevin Connor, Sean Goodman, or any of them, each with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of AMC Entertainment Holdings, Inc. to be held on July 29, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR Proposal 1, FOR each Director Nominee in Proposal 2(a) or 2(b), FOR Proposals 3, 4 and 6, and for every 1 YEAR on Proposal 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items B Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below. Proxy — AMC Entertainment Holdings, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AMC

MMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q and for every 1 YEAR on Proposal 5. + For Against Abstain 1. Proposal to amend the Company’s Third Amended and Restated Certificate of Incorporation to declassify the Board of Directors and shorten all existing terms to expire at the Annual Meeting. 2(a). If Proposal No. 1 is approved, Election of Directors for terms expiring at the 2021 Annual Meeting. For Withhold For Withhold For Withhold 01 – Mr. Adam M. Aron 02 – Mr. Howard W. “Hawk” Koch, Jr. 03 – Mr. Philip Lader 04 – Mr. Gary F. Locke 05 – Ms. Kathleen M. Pawlus 06 – Dr. Anthony J. Saich 07 – Mr. Adam J. Sussman 08 – Mr. Lee E. Wittlinger 09 – Mr. Maojun (John) Zeng 10 – Mr. Lin (Lincoln) Zhang 2(b). If Proposal No. 1 is not approved, Election of Directors for terms expiring at the 2023 Annual Meeting. For Withhold For Withhold For Withhold 01 – Mr. Gary F. Locke 02 – Ms. Kathleen M. Pawlus 03 – Dr. Anthony J. Saich For Against Abstain For Against Abstain 3. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020. 1 Year 4. Say on Pay – An advisory vote to approve the compensation of named executive officers. 2 Years 3 Years Abstain For Against Abstain 5. Say When on Pay – An advisory vote on the frequency of the advisory vote to approve the compensation of named executive officers. 6. Proposal to amend the AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan to increase the number of shares subject to the plan to 15,000,000. + 1 U P X 4 5 2 9 6 6 037Y0D MMMMMMMMM A Proposals — The Board recommends a vote FOR Proposal 1, FOR each Director Nominee in Proposal 2(a) or 2(b), FOR Proposals 3, 4 and 6, Annual Meeting Proxy Card

Important notice regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on July 29, 2020: You can view the 2019 Annual Report to Stockholders and the Proxy Statement on the Internet at: www.envisionreports.com/amc without charge. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2020 Annual Meeting of Stockholders AMC Theatre Support Center, located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 Proxy Solicited by Board of Directors for Annual Meeting — July 29, 2020 Kevin Connor, Sean Goodman, or any of them, each with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of AMC Entertainment Holdings, Inc. to be held on July 29, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR Proposal 1, FOR each Director Nominee in Proposal 2(a) or 2(b), FOR Proposals 3, 4 and 6, and for every 1 YEAR on Proposal 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below. Proxy — AMC Entertainment Holdings, Inc.